Exhibit 99.1


                                                                  EXECUTION COPY

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                           LOAN AND SECURITY AGREEMENT


                                  by and among



                                   KROLL INC.

                                       and

              EACH OF ITS SUBSIDIARIES THAT IS A SIGNATORY HERETO,

                                  as Borrowers,

                                       and

                          FOOTHILL CAPITAL CORPORATION,

                                    as Lender



                          Dated as of February 15, 2002


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                           LOAN AND SECURITY AGREEMENT
                           ---------------------------

            THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of February 15, 2002, between and among, on the one hand, FOOTHILL CAPITAL CORPORATION, a California corporation ("Lender"), and, on the other hand, KROLL INC., an Ohio corporation ("Parent"), and each of Parent's Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as the "Borrowers").

            The parties agree as follows:

1.    DEFINITIONS AND CONSTRUCTION.

            1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

            "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

            "Accounts" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

            "Additional Documents" has the meaning set forth in Section 4.4.

            "Administrative Borrower" has the meaning set forth in Section
16.10.

            "Advances" has the meaning set forth in Section 2.1(a).

            "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, in any event: (a) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person and other than a non-managing member of a limited liability company) shall be deemed to control such Person; (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person; and (c) each partnership or joint venture in which a Person is a partner (other than a limited partner and other than a non-managing member of a limited liability company) or joint venturer shall be deemed to be an Affiliate of such Person.

            "Agreement" has the meaning set forth in the preamble hereto.

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            "Applicable Prepayment Premium" means, as of any date of
determination, an amount equal to (a) during the period of time from and after the date of the execution and delivery of this Agreement up to the date that is the first anniversary of the Closing Date, 2.00% times the Maximum Revolver Amount, and (b) during the period of time from and including the date that is the first anniversary of the Closing Date up to the date that is the second anniversary of the Closing Date, 1.00% times the Maximum Revolver Amount.

            "Assignee" has the meaning set forth in Section 14.1(a).

            "Authorized Person" means any officer or other employee of Administrative Borrower.

            "Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Borrowers are entitled to borrow as Advances under Section 2.1 (after giving effect to all then outstanding Obligations and all sublimits and reserves applicable hereunder).

            "Bankruptcy Code" means (i) the United States Bankruptcy Code, (ii) the Bankruptcy and Insolvency Act (Canada) or (iii) the Companies' Creditors Arrangement Act (Canada), as applicable and as in effect from time to time or any similar legislation in a relevant jurisdiction.

            "Base LIBOR Rate" means the rate per annum, determined by Lender in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/16%), on the basis of the rates at which Dollar deposits are offered to major banks in the London interbank market on or about 11:00 a.m. (California time) two Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the LIBOR Rate Loan requested by Administrative Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

            "Base Rate" means, the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

            "Base Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the Base Rate.

            "Base Rate Margin" means 0.75 percentage points.

            "Benefit Plan" means an "employee pension benefit plan" (as defined in Section 3(2)(A) of ERISA) subject to the provisions of (i) Title IV of ERISA,
(ii) Section 412 of the IRC,

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or (iii) Section 307 of ERISA for which any Borrower or any Subsidiary or ERISA
Affiliate of any Borrower is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) or has been an "employer" (as defined in
Section 3(5) of ERISA) within the past six years.

            "Board of Directors" means the board of directors of Parent or any committee thereof duly authorized to act on behalf thereof.

            "Books" means all of each Borrower's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its Goods or General Intangibles related to such information).

            "Borrower" and "Borrowers" have the respective meanings set forth in the preamble to this Agreement.

            "Borrowing" means a borrowing hereunder of an Advance.

            "Borrowing Base" has the meaning set forth in Section 2.1(a).

            "Borrowing Base Certificate" means a certificate in the form of Exhibit A-1.

            "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

            "Capital Expenditures" means, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with GAAP, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP) and, without duplication, the amount of all Capital Leases incurred by such Person.

            "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

            "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease.

            "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's,
(c) commercial paper maturing no more

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than one year from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, and
(d) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof either (i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

            "Cash Management Bank" has the meaning set forth in Section 2.7(a).

            "Cash Management Account" has the meaning set forth in Section
2.7(a).

            "Cash Management Agreements" means those certain cash management service agreements, in form and substance reasonably satisfactory to Lender and Administrative Borrower, each of which is among Administrative Borrower, Lender, and one of the Cash Management Banks.

            "Change of Control" means (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (c) the Borrowers cease to directly or indirectly own and control 100% (or such lesser percentage of the outstanding capital Stock of such Material Subsidiaries owned and controlled by Borrowers as of the Closing Date) of the outstanding capital Stock of each of the Material Subsidiaries.

            "Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder or the date on which Lender sends Administrative Borrower a written notice (the "Closing Date Letter") that each of the conditions precedent set forth in Section 3.1 either has been satisfied or has been waived.

            "Closing Date Business Plan" means the set of Projections of Borrowers for the three year period following the Closing Date (on a year by year basis, and for the one year period following the Closing Date, on a quarterly basis), in form and substance (including as to scope and underlying assumptions) reasonably satisfactory to Lender.

            "Code" means the Uniform Commercial Code, as in effect from time to time in the State of New York; provided, that to the extent that the Code is used to define any term herein or in the other Loan Documents and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the creation, attachment, perfection or priority of, or remedies with respect to, Lender's security interest in any Collateral is governed by the Uniform Commercial Code, or other legislation governing such matters, as enacted and in effect from time to time in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code or such other legislation, as the case may be, as enacted and in effect in such other jurisdiction solely for purposes of the

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provisions thereof relating to such creation, attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

            "Collateral" means all of each Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

            (a) Accounts;

            (b) Books;

            (c) Equipment (other than vehicles);

            (d) General Intangibles;

            (e) Goods;

            (f) Inventory;

            (g) Investment Property;

            (h) Negotiable Collateral;

            (i) Real Property Collateral;

            (j) tort claims;

            (k) money, cash or Cash Equivalents or other assets of each such Borrower that now or hereafter come into the possession, custody, or control of Lender; and

            (l) the proceeds and products, whether tangible or intangible, of any of the foregoing (including all accessions to, substitutions and replacements for, and rents and profits of each of the foregoing), including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Goods, Inventory, Investment Property, Negotiable Collateral, Real Property Collateral, money, deposit accounts, supporting obligations or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

            "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance reasonably satisfactory to Lender and Administrative Borrower.

            "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Borrowers.

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            "Compliance Certificate" means a certificate substantially in the form of Exhibit B-1 delivered by the chief financial officer of Parent to Lender.

            "Continuing Director" means (a) any member of the Board of Directors who was a director of Parent on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Parent (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

            "Control Agreement" means a control agreement, in form and substance reasonably satisfactory to Lender and Administrative Borrower, executed and delivered by the applicable Borrower, Lender, and the applicable securities intermediary with respect to a Securities Account or a bank with respect to a deposit account.

            "Copyrights" means all unregistered and registered copyrights owned by Borrowers or any Material Subsidiary in any and all schematics, technology, know-how, computer software programs or applications (in both source code and object form code), documents, items, materials and all other works that are protectable under copyright law, and all registrations, applications for registrations, renewals and extensions thereof, whether now existing or acquired in the future.

            "Copyright Security Agreement" means a copyright security agreement executed and delivered by each Borrower and Lender, the form and substance of which is reasonably satisfactory to Lender and Administrative Borrower.

            "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

            "DDA" means any checking or other demand deposit account maintained by any Borrower.

            "Default" means an event, condition or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

            "Designated Account" means the account of Administrative Borrower maintained with the Designated Account Bank as set forth on Schedule 5.17, or such other deposit account of Administrative Borrower (located within the United States) that has been designated as such, in writing, by Administrative Borrower to Lender.

            "Designated Account Bank" means Keybank National Association, whose office is located at 525 Vine Street, Cincinnati, Ohio 45202, and whose ABA number is 041-001-039.

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            "Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 90 days, that is the result of dividing the Dollar amount of (a) the sum of (i) bad debt write-downs, (ii) discounts, (iii) advertising allowances, (iv) credits, or (v) other dilutive items with respect to the Accounts during such period, as determined by Lender in its Permitted Discretion, by (b) the sum of (i) Borrowers' Collections with respect to Accounts during such period (excluding extraordinary items) and (ii) the Dollar amount of clause (a).

            "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts and Eligible Unbilled Accounts by one percentage point for each percentage point by which Dilution is in excess of 5.00%.

            "Disbursement Letter" means an instructional letter executed and delivered by Administrative Borrower to Lender regarding the extensions of credit to be made on the Closing Date, the form and substance of which is reasonably satisfactory to Lender.

            "Dollars" or "$" means United States dollars.

            "Due Diligence Letter" means the due diligence letter sent by Lender's counsel to Administrative Borrower, together with Administrative Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be reasonably satisfactory to Lender.

            "EBITDA" means, with respect to any fiscal period, Parent's and its Subsidiaries consolidated net earnings (or loss), minus extraordinary gains, plus interest expense, income taxes, and depreciation and amortization (including database amortization and amortization of other intangibles) for such period, as determined in accordance with GAAP.

            "Eligible Accounts" means those Accounts created by one of Borrowers in the ordinary course of its business, that arise out of its sale of Goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made by Borrowers under the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Lender in Lender's Permitted Discretion to address the results of any audit performed by Lender from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits, unapplied cash remitted to Borrowers and retainages. Eligible Accounts are subject to customary reserves established by Foothill. Eligible Accounts shall not include the following:

            (a) Accounts that the Account Debtor has failed to pay within 90 days of original invoice date or Accounts with selling terms of more than 30 days;

            (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above;

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            (c)   Accounts with respect to which the Account Debtor is
an employee, Affiliate, or agent of any Borrower;

            (d) Accounts arising in a transaction wherein Goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, a charge-back, a sales volume rebate, or any other terms by reason of which the payment by the Account Debtor may be conditional;

            (e)   Accounts that are not payable in Dollars;

            (f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless
(y) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Lender (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Lender and is directly drawable by Lender, or
(z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Lender;

            (g) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Borrower has complied, to the reasonable satisfaction of Lender, with the Assignment of Claims Act, 31 USC ss. 3727), or (ii) any state of the United States (exclusive, however, of (y) Accounts owed by any state that does not have a statutory counterpart to the Assignment of Claims Act and (z) Accounts owed by any state that does have a statutory counterpart to the Assignment of Claims Act as to which the applicable Borrower has complied to Lender's reasonable satisfaction);

            (h) Accounts with respect to which the Account Debtor is a creditor of any Borrower, has or has asserted a right of return, a right of cancellation, a right of setoff or a counterclaim, has disputed its liability, has asserted a defense to its liability, or has made any claim with respect to its obligation to pay the Account, to the extent of such claim, defense, counterclaim, right of return, right of cancellation, right of setoff, or dispute;

            (i) Accounts with respect to an Account Debtor whose total obligations owing to Borrowers exceed 10% of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage;

            (j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which a Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor;

            (k) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, or West Virginia (or any other state that requires a creditor to file a

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business activity report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless the applicable Borrower has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a business activities report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement;

            (l) Accounts, the collection of which Lender, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition;

            (m) Accounts that are not subject to a valid and fully-perfected first priority Lender's Lien;

            (n) Accounts with respect to which (i) the Goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor;

            (o) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for Goods or services; or

            (p) Accounts created by a Borrower whose Tangible Net Worth is not in excess of $0.

            "Eligible Unbilled Accounts" means those Accounts created by one of Borrowers in the ordinary course of its business that have not been invoiced, that arise out of its sale of Goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Unbilled Accounts made by Borrowers under the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Lender in Lender's Permitted Discretion to address the results of any audit performed by Lender from time to time after the Closing Date. In determining the amount to be included, Eligible Unbilled Accounts shall be calculated net of customer deposits, unapplied cash remitted to Borrowers and retainages. Eligible Unbilled Accounts are subject to customary reserves established by Foothill. Eligible Unbilled Accounts shall not include the following:

            (a) Accounts that are more than 90 days past the date of service;

            (b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above;

            (c) Accounts with respect to which the Account Debtor is an employee, Affiliate, or agent of any Borrower;

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            (d) Accounts arising in a transaction wherein Goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, a charge-back, a sales volume rebate, or any other terms by reason of which the payment by the Account Debtor may be conditional;

            (e)   Accounts that are not payable in Dollars;

            (f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state (or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless
(y) the Account is supported by an irrevocable letter of credit reasonably satisfactory to Lender (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Lender and is directly drawable by Lender, or
(z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, reasonably satisfactory to Lender;

            (g) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Borrower has complied, to the reasonable satisfaction of Lender, with the Assignment of Claims Act, 31 USC ss. 3727), or (ii) any state of the United States (exclusive, however, of (y) Accounts owed by any state that does not have a statutory counterpart to the Assignment of Claims Act, and (z) Accounts owed by any state that does have a statutory counterpart to the Assignment of Claims Act as to which the applicable Borrower has complied to Lender's reasonable satisfaction);

            (h) Accounts with respect to which the Account Debtor is a creditor of any Borrower, has or has asserted a right of return, a right of cancellation, a right of setoff or a counterclaim, has disputed its liability, has asserted a defense to its liability, or has made any claim with respect to its obligation to pay the Account, to the extent of such claim, defense, counterclaim, right of return, right of cancellation, right of setoff, or dispute;

            (i) Accounts with respect to an Account Debtor whose total obligations owing to Borrowers exceed 10% of all Eligible Unbilled Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage;

            (j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which a Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor;

            (k) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, or West Virginia (or any other state that requires a creditor to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless the applicable Borrower has qualified to do business in New Jersey, Minnesota,

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West Virginia, or such other states, or has filed a business activities report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement;

            (l) Accounts, the collection of which, Lender, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition;

            (m) Accounts that are not subject to a valid and fully-perfected first priority Lender's Lien;

            (n) Accounts with respect to which (i) the Goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed;

            (o) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for Goods or services; or

            (p) Accounts created by a Borrower whose Tangible Net Worth is not in excess of $0.

            "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of any Borrower or any Subsidiary of Borrower or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Borrower or any Subsidiary of Borrower or any predecessor in interest.

            "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Borrowers or their Subsidiaries, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C.ss.1251 et seq; the Toxic Substances Control Act, 15 U.S.C.,ss.2601 et seq; the Clean Air Act, 42 U.S.C.ss.7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.ss.3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C.ss.2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C.ss.11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C.ss.1801 et seq.; and the Occupational Safety and Health Act, 29 U.S.C.ss.651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); the Canadian Environmental Protection Act (Canada); the Fisheries Act (Canada); the Environmental Protection Act (Ontario); the Environment Act (Nova Scotia); the Water Resource Act (Ontario); Environmental Protection and Enhancement Act (Alberta), Waste Management Act (British Columbia), Environment Act

(Manitoba), Contaminated Sites Remediation Act (Manitoba), Environment Quality Act (Quebec), any federal, state, provincial and local or foreign counterparts or equivalents, in each case as amended from time to time.

            "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and reasonable costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

            "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

            "Equipment" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

            "Equity Issuance" shall mean (a) any issuance or sale by Parent after the Closing Date of (i) any of its capital stock, (ii) any warrants or options exercisable in respect of its capital stock (other than any warrants or options issued to directors, officers or employees of Parent or any of its Subsidiaries pursuant to any incentive compensation plans, employment agreements and employee benefit plans established in the ordinary course of business and any capital stock of Parent or any of its Subsidiaries issued upon the exercise of such warrants or options) or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in Parent or (b) the receipt by Parent after the Closing Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution).

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

            "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Borrower and whose employees are aggregated with the employees of a Borrower under IRC Section 414(o).

            "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates, (h) the existence with respect to any Benefit Plan of a material "accumulated funding deficiency" as defined in
Section 412 of the IRC or Section 302 of ERISA, whether or not waived, or (i) the filing pursuant to Section 412(d) of the IRC or Section 312(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Benefit Plan.

            "Event of Default" has the meaning set forth in Section 8.

            "Excess Availability" means the amount, as of the date any determination thereof is to be made, equal to Availability minus the aggregate amount, if any, of all trade payables of Borrowers aged in excess of their historical levels with respect thereto, and all book overdrafts in excess of their historical practices with respect thereto, in each case as determined by Lender in its Permitted Discretion.

            "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

            "Fee Letter" means that certain fee letter, dated as of even date herewith, among Borrowers and Lender, in form and substance reasonably satisfactory to Lender and Administrative Borrower.

            "FEIN" means Federal Employer Identification Number.

            "Funding Date" means the date on which a Borrowing occurs.

            "Funding Losses" has the meaning set forth in Section 2.13(b)(ii).

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

            "General Intangibles" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "general intangibles" as defined in the Code (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, Intellectual Property Rights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than Goods, Accounts, Investment Property, and Negotiable Collateral.

            "Goods" means all "goods" (as that term is defined in the Code), now owned or hereafter acquired by Borrowers.

            "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, code of regulations, or other organizational documents of such Person.

            "Governmental Authority" means any federal, state, provincial, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

            "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

            "Indebtedness" means (a) all obligations of a Borrower for borrowed money, (b) all obligations of a Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of a Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of a Borrower under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Borrower, irrespective of whether such obligation or liability is assumed, (e) all obligations of a Borrower for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of a Borrower's business and repayable in accordance with customary trade practices), and (f) any obligation of a Borrower guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse to a Borrower) any obligation of any other Person (other than a Borrower), or any liability with respect to the obligations of any third Person (other than a Borrower) except by endorsement of instruments or items of payment for deposit to the account of Borrowers or which are transmitted or turned over to the Lender.

            "Indemnified Liabilities" has the meaning set forth in Section 11.3.

            "Indemnified Person" has the meaning set forth in Section 11.3.

            "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state, provincial or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

            "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

            "Intellectual Property Rights" means, on a world-wide basis, any and all now known or hereafter known tangible and intangible (a) rights associated with works of authorship including, without limitation, copyrights, moral rights and mask-works, (b) rights associated with Trademarks, (c) trade secret rights,
(d) patents, designs, algorithms and other industrial property rights, (e) rights in domain names, (f) all other intellectual and industrial property rights of every kind and nature and however designated, whether arising by operation of law, contract, license or otherwise, and (g) all registrations, applications, renewals, extensions, continuations, divisions or reissues thereof now or hereafter existing, made, or in force (including any rights in any of the foregoing).

            "Intercompany Subordination Agreement" means a subordination agreement executed and delivered by Borrowers and Lender, the form and substance of which is reasonably satisfactory to Lender and Administrative Borrower.

            "Intercreditor Agreement" means an intercreditor agreement executed and delivered by Palisade Concentrated Equity Partnership, L.P., as collateral agent for the Senior Noteholders, and Lender, the form and substance of which is reasonably satisfactory to Lender and the Senior Noteholders.

            "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan and ending one, two, or three months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is one, two, or three months after the date on which the Interest Period began, as applicable, and (e) Borrowers (or Administrative Borrower on behalf thereof) may not elect an Interest Period which will end after the Maturity Date.

            "Inventory" means all Borrowers' now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by a Borrower as lessor, goods that are furnished by a Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in a Borrower's business.

            "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising from the sale of Goods or rendition of services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

            "Investment Property" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code (including, without limitation, (a) all of Borrowers' interests in domestic and foreign Subsidiaries and (b) Borrowers' interest in Securify, Inc.), and any and all supporting obligations in respect thereof.

            "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

            "L/C" has the meaning set forth in Section 2.12(a).

            "L/C Disbursement" means a payment made by the Lender pursuant to a Letter of Credit.

            "L/C Undertaking" has the meaning set forth in Section 2.12(a).

            "Lender" has the meaning set forth in the preamble to this Agreement.

            "Lender's Account" means an account at a bank designated by Lender from time to time as the account into which Borrowers shall make all payments to Lender under this Agreement and the other Loan Documents; unless and until Lender notifies Administrative Borrower to the contrary, Lender's Account shall be that certain deposit account bearing account number 323-266193 and maintained by Lender with J.P. Morgan Chase & Co., 4 New York Plaza, 15th Floor, New York, New York 10004, ABA #021000021.

            "Lender's Liens" means the Liens granted by Borrowers to Lender under this Agreement or the other Loan Documents.

            "Lender Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by a Borrower under any of the Loan Documents that are paid or incurred by Lender, (b) fees or charges paid or incurred by Lender in connection with Lender's transactions with Borrowers in connection with the Loan Documents, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, bankruptcy, litigation, judgment, and UCC searches and including searches with the patent and trademark offices or copyright offices), filing, recording, publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Lender in the disbursement of funds to or for the account of Borrowers (by wire transfer or otherwise), (d) charges paid or incurred by Lender resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Lender related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Lender's relationship with any Borrower or any guarantor of the Obligations, (h) Lender's reasonable fees and expenses (including reasonable attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents, and (i) Lender's reasonable fees and expenses (including reasonable attorneys fees) incurred in terminating, enforcing (including reasonable attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Borrower or any Material Subsidiary or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

            "Lender-Related Person" means Lender, Lender's Affiliates, and the officers, directors, employees, and agents of Lender.

            "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

            "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus 100% of the amount of outstanding time drafts accepted by an Underlying Issuer as a result of drawings under Underlying Letters of Credit.

            "LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).

            "LIBOR Notice" means a written notice in the form of Exhibit L-1.

            "LIBOR Option" has the meaning set forth in Section 2.13(a).

            "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Lender (rounded upwards, if necessary, to the next 1/16%) by dividing (a) the Base LIBOR Rate for such Interest Period, by
(b) 100% minus the Reserve

Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

            "LIBOR Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

            "LIBOR Rate Margin" means 2.75 percentage points.

            "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

            "Loan Account" has the meaning set forth in Section 2.10.

            "Loan Documents" means this Agreement, the Cash Management Agreements, the Control Agreements, the Copyright Security Agreement, the Disbursement Letter, the Due Diligence Letter, the Fee Letter, the Letters of Credit, the Mortgages, the Officers' Certificate, the Patent Security Agreement, the Stock Pledge Agreement, the Trademark Security Agreement, the Patent Security Agreement, the Intercompany Subordination Agreement, the Intercreditor Agreement, any note or notes executed by a Borrower in connection with this Agreement and payable to Lender, and any other agreement entered into, now or in the future, by any Borrower or any Material Subsidiary and Lender in connection with this Agreement.

            "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrowers taken as a whole, (b) a material impairment of a Borrower's or any Material Subsidiary's ability to perform its obligations under the Loan Documents to which it is a party or of Lender's ability to enforce the Obligations or realize upon the Collateral, (c) a material impairment of the enforceability or priority of Lender's Liens with respect to the Collateral as a result of an action or failure to act on the part of a Borrower or any Material Subsidiary, or (d) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of any of the following Borrowers or Material Subsidiaries: Kroll Associates, Inc., Kroll Background America, Inc., Kroll Laboratory Specialists, Inc., Kroll Buchler Phillips Ltd. and Kroll Associates UK Limited.

            "Material Subsidiaries" mean all of the Subsidiaries of Borrowers identified on Schedule G.

            "Material Subsidiaries Basket" has the meaning set forth in Section 7.9(b).

            "Maturity Date" has the meaning set forth in Section 3.4.

            "Maximum Revolver Amount" means $15,000,000.

            "Mortgages" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by a Borrower in favor of Lender, in form and substance reasonably satisfactory to Lender and Administrative Borrower, that encumber the Real Property Collateral and the related improvements thereto.

            "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Borrowers, any of their Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

            "Negotiable Collateral" means all of Borrowers' now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

            "Net Available Proceeds" means the aggregate amount of all cash received by Parent in respect of an Equity Issuance net of discounts, commissions, fees and reasonable expenses incurred by Parent and its Subsidiaries in connection therewith.

            "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrowers to Lender pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Expenses that Borrowers are required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

            "Officers' Certificate" means the representations and warranties of officers form submitted by Lender to Administrative Borrower, together with Borrowers' completed responses to the inquiries set forth therein, the form and substance of such responses to be reasonably satisfactory to Lender.

            "Other Taxes" has the meaning set forth in Section 16.5(b).

            "Overadvance" has the meaning set forth in Section 2.5.

            "Parent" has the meaning set forth in the preamble to this Agreement.

            "Participant" has the meaning set forth in Section 14.1(d).

            "Patents" means all patents, patent applications and patentable inventions now owned or hereafter acquired by any Borrower, including without limitation (i) with respect to all such patents and patent applications, all inventions and improvements described and claimed therein, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past or future infringements thereof), and (iv) all rights corresponding thereto throughout the world and all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon, and all other rights of any kind whatsoever of such Borrower accruing thereunder or pertaining thereto.

            "Patent Security Agreement" means a patent security agreement executed and delivered by Borrowers and Lender, the form and substance of which is reasonably satisfactory to Lender and Administrative Borrower.

            "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

            "Permitted Acquisition" means an acquisition by a Borrower of all or substantially all of the assets of Stock of any Person which (i) is consented to in writing by Lender, or (ii) satisfies each of the following conditions:

         (a) Borrowers shall have no liability with respect to any Indebtedness of such Person;

         (b) Borrowers shall not use cash in excess of $1,000 to make such acquisition, except from Net Available Proceeds of an Equity Issuance;

         (c) the assets of such Person shall not be included in the Borrowing Base unless and until Parent so requests and Lender shall have conducted an audit of the assets of such Person and has, in its sole discretion, elected to include such assets in the Borrowing Base;

         (d) at the time of such acquisition, no Default and no Event of Default exists, or would exist upon the consummation thereof, both on an actual and a pro forma basis;

         (e) Borrowers have delivered to Lender not less than ten (10) Business Days prior to the consummation of the acquisition an acquisition summary providing a reasonably detailed description of the Person whose Stock or assets are proposed to be acquired and the terms and conditions of the proposed purchase, along with such due diligence information (including, without limitation, due diligence information regarding any environmental matters) reasonably requested by, and in form and content reasonably acceptable to, Lender;

         (f) Borrowers have delivered to Lender all legal documentation pertaining to such acquisition;

         (g) Borrowers have delivered to Lender evidence in form and substance reasonably acceptable to Lender that Borrowers are in compliance with the provisions of Section 7.19 hereof for the most recent fiscal period measured hereunder, recalculated as if the acquisition and related making of Advances, if any, were consummated on the last day of such fiscal period;

         (h) Borrowers update the schedules hereto and to each of the other Loan Documents, as applicable, provided in no event may any schedule be updated in a manner that would reflect or evidence a Default or Event of Default; and

         (i) Borrowers' Excess Availability is not less than $5,000,000 immediately after giving effect to such acquisition.

            "Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

            "Permitted Dispositions" means (a) so long as no Event of Default shall have occurred and be continuing, sales or other dispositions by Borrowers of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of the applicable Borrower's business, (b) the use or transfer of money or Cash Equivalents by Borrowers in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (c) the licensing by Borrowers, on a non-exclusive basis, of Intellectual Property Rights in the ordinary course of the applicable Borrower's business, and (d) so long as no Event of Default shall have occurred and be continuing, sales or other dispositions of the assets or Stock of Subsidiaries of Parent; provided, that such sale or other disposition is not a sale or disposition of assets or Stock of a Borrower or a Material Subsidiary (provided, however, that so long as no Event of Default shall have occurred and be continuing, a sale or other disposition of assets or Stock of a Borrower to a Borrower is a Permitted Disposition).

            "Permitted Indebtedness" has the meaning set forth in Section 7.1.

            "Permitted Investments" means (a) Investments in Cash Equivalents,
(b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases of Goods or services in the ordinary course of business, (d) Investments by any Borrower in any other Borrower provided that if any such Investment is in the form of Indebtedness, such Indebtedness Investment shall be subject to the terms and conditions of the Intercompany Subordination Agreement, (e) Investments in Borrower's Subsidiaries to the extent permitted by
Section 7.9(b), (c) and (d), and (f) Permitted Acquisitions.

            "Permitted Liens" means (a) Liens held by Lender, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of Borrowers' business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of Borrowers' business and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of Borrowers' business, (j) Liens resulting from any judgment or award that is not an Event of Default, and (k) with respect to any Real Property, easements, rights of way, zoning restrictions, encroachments and other minor imperfections of title that do not materially interfere with or impair the use or operation thereof by Borrowers or the value thereof.

            "Permitted Protest" means the right of the applicable Borrower to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that: (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by the applicable Borrower in good faith, and (c) Lender is satisfied that, while any such protest is pending, it is not likely that there will be any impairment of the enforceability, validity, or priority of any of Lender's Liens.

            "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate principal amount outstanding at any one time not in excess of $300,000.

            "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

            "Personal Property Collateral" means all Collateral other than Real Property Collateral.

            "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by any Borrower or with respect to which it is reasonably likely to incur liability.

            "Projections" means Parent's forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a consistent basis with Parent's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

            "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 30 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

            "Real Property" means any estates or interests in real property now owned or hereafter acquired by any Borrower and the improvements thereto.

            "Real Property Collateral" means the parcel or parcels of Real Property identified on Schedule R-1 and any other Real Property with a fair market value in excess of $300,000 (as determined by Lender in its Permitted Discretion) hereafter acquired by a Borrower.

            "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

            "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 U.S.C. ss. 9601 or similar legislation in any jurisdiction.

            "Reportable Event" means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

            "Required Availability" means Excess Availability and unrestricted cash and Cash Equivalents in an aggregate amount of not less than $10,000,000.

            "Reserve Percentage" means, on any day, for Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

            "Retiree Health Plan" means a "group health plan" within the meaning of Section 733(a) of ERISA that provides benefits to retired employees and their families.

            "Revolver Usage" means, as of any date of determination, the sum of
(a) the then extant amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage.

            "SEC" means the United States Securities and Exchange Commission and any successor thereto.

            "Securities Account" means a "securities account" as that term is defined in the Code.

            "Senior Debt" shall mean, as of any date of determination, the total outstanding Obligations of Borrowers as of such date.

            "Senior Notes" means Parent's Senior Secured Subordinated Convertible Notes due November 14, 2006.

            "Senior Noteholders" means the holders of the Senior Notes.

            "Solvent" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act or the Bankruptcy and Insolvency Act (Canada)).

            "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

            "Stock Pledge Agreement" means a stock pledge agreement, in form and substance reasonably satisfactory to Lender and Administrative Borrower, executed and delivered by certain Borrowers and Subsidiaries, and acknowledged and consented to by certain other Borrowers and Subsidiaries of Borrowers.

            "Subordinated Debt" means the Senior Notes and any other debt of any Borrower or any Subsidiary thereof that is on terms and conditions (including, without limitation, amount of debt, subordination provisions, payment terms, interest rates, covenants, remedies, defaults and other material terms) reasonably satisfactory to Lender and is subject to a subordination agreement in form and substance reasonably satisfactory to Lender, whereby the payment of such debt is subordinated to the prior payment and satisfaction in full in cash of all of the Obligations.

            "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

            "Tangible Net Worth" means, as of any date of determination, the result of (a) the total consolidated stockholder's equity of a Person and its Subsidiaries determined in accordance with GAAP, minus (b) the sum of (i) all Intangible Assets of such Person and its Subsidiaries and (ii) all amounts due to such Person and its Subsidiaries from Affiliates.

            "Taxes" has the meaning set forth in Section 16.5(a).

            "Trademark Security Agreement" means a trademark security agreement executed and delivered by each Borrower and Lender, the form and substance of which is reasonably satisfactory to Lender and Administrative Borrower.

            "Trademarks" means, on a worldwide basis, any and all now known or hereafter known tangible and intangible rights in trademarks, service marks, trade names, trade dress and other designations of origin or source, including all associated goodwill, whether arising by operation of law, contract, license or otherwise, and all registrations, applications, renewals, extensions, or divisions thereof now or hereafter existing, made, or in force (including any rights in any of the foregoing).

            "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of Lender for the benefit of Borrowers.

            "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

            "Unrestricted Subsidiaries" means those Subsidiaries of Borrowers that are not Material Subsidiaries.

            "Unrestricted Subsidiaries Basket" has the meaning set forth in
Section 7.9(c).

            "Voidable Transfer" has the meaning set forth in Section 16.8.

            "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

         1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrowers" or the term "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

         1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein. Any terms defined herein or references herein to terms defined in the Code shall refer, for the purposes of a jurisdiction which is not governed by a Uniform Commercial Code, to the legislation of such jurisdiction which deals with the relevant subject matter, and if such terms are not expressly defined in such legislation, they shall refer to the terms of such legislation which are generally similar in substance.

         1.4 Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein or therein). Any reference herein to any Person shall be construed to include such Person's successors and permitted assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness in all material respects of the information contained therein.

         1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2. LOAN AND TERMS OF PAYMENT.

         2.1 Revolver Advances.

         (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, Lender agrees to make advances ("Advances") to Borrowers in an amount at any one time outstanding not to exceed an amount equal to (i) the lesser of (A) the Maximum Revolver Amount and (B) the Borrowing Base, less (ii) the Letter of Credit Usage. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of the lesser of:

                  (x) an amount equal to (A) the sum of (I) 85% of the amount of Eligible Accounts, plus (II) the lesser of (a) 70% of the amount of Eligible Unbilled Accounts and (b) $5,000,000, less (B) the amount, if any, of the Dilution Reserve; and

                  (y) an amount equal to Borrowers' Collections with respect to
            Accounts for the immediately preceding 60 day period.

         (b) Anything to the contrary in this Section 2.1 notwithstanding, Lender shall have the right to establish and maintain reserves in such amounts, and with respect to such matters, as Lender in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrowers are required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and have failed to pay under any Section of this Agreement or any other Loan Document, (ii) amounts owing by Borrowers to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over

Lender's Liens), which Lien or trust, in the Permitted Discretion of Lender likely would have a priority superior to Lender's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral, and (iii) payroll and payroll tax liabilities of Borrowers.

         (c) Lender shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

         (d) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

         2.2 [Intentionally Omitted.]

         2.3 Borrowing Procedures and Settlements.

         (a) Procedure for Borrowing. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Lender (which notice must be received by Lender no later than 10:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date specifying
(i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Lender's election, in lieu of delivering the above-described written request, any Authorized Person may give Lender telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

         (b) Making of Advances. If Lender has received a timely request for a Borrowing in accordance with the provisions hereof, and subject to the satisfaction of the applicable terms and conditions set forth herein, Lender shall make the proceeds of such Advance available to Borrowers on the applicable Funding Date by transferring available funds equal to such proceeds to Administrative Borrower's Designated Account.

         2.4 Payments.

         (a) Payments by Borrowers. Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Lender's Account and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Lender later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

         (b) Application and Reversal of Payments.

             (i) All payments shall be remitted to Lender and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Lender, shall be applied as follows:

                    A. first, to pay any Lender Expenses then due to Lender under the Loan Documents, until paid in full;

                    B. second, to pay any fees then due to Lender under the Loan Documents, until paid in full;

                    C. third, to pay interest due in respect of the Advances, until paid in full;

                    D. fourth, to pay the principal of all Advances, until paid in full;

                    E. fifth, after the occurrence and during the continuation of an Event of Default, to be held by Lender as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage, until paid in full or terminated in accordance with the terms thereof;

                    F. sixth, to pay any other Obligations, until paid in full; and

                    G. seventh, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

             (ii) In each instance, so long as no Default or Event of Default has occurred and is continuing, Section 2.4(b) shall not be deemed to apply to any payment by Borrowers specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

             (iii) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

             (iv) In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

         2.5 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrowers to Lender pursuant to Sections 2.1 and 2.12 is greater than either the Dollar or percentage limitations set forth in Sections
2.1 or 2.12 (an "Overadvance"), Borrowers immediately shall pay to Lender, in cash, the amount of such excess, which amount shall be used by Lender to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrowers hereby promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to Lender as and when due and payable under the terms of this Agreement and the other Loan Documents.

         2.6 Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.

         (a) Interest Rates. Except as provided in clause (c) of this Section 2.6, all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows: (i) if the relevant Obligation is an Advance that is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin and (ii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

         (b) Letter of Credit Fee. Borrowers shall pay Lender a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to 2.50% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

         (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default,

                    (i) all Obligations (except for undrawn Letters of Credit ) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 4.00 percentage points above the per annum rate, and

                    (ii) the Letter of Credit fee provided for above shall be increased to 4.00 percentage points above the per annum rate otherwise applicable hereunder.

         (d) Payment. Interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month (other than pursuant to Section 2.13 for LIBOR Rate Loans) at any time that Obligations or an obligation to extend credit hereunder are outstanding. Borrowers hereby authorize Lender, from time to time, without prior notice to Borrowers, to charge such interest and fees, all Lender Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), the fees and costs provided for in
Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document to Borrowers' Loan Account, which amounts thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrowers' Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder.

         (e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

         (f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrowers and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceed the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrowers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrowers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

         2.7 Cash Management.

         (a) Prior to the date upon which the initial Advance shall be made by Lender, Borrowers shall (i) establish and maintain cash management services of a type and on terms reasonably satisfactory to Lender at one or more of the banks set forth on Schedule 2.7(a) (which Schedule 2.7(a) will be agreed to prior to the initial extension of credit) (each, a "Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all Collections (including those sent directly by Account Debtors to a Cash Management Bank) into a bank account in Lender's name (a "Cash Management Account") at one of the Cash Management Banks.

         (b) Each Cash Management Bank shall establish and maintain Cash Management Agreements with Lender and Borrowers, in form and substance reasonably acceptable to Lender and Administrative Borrower. Each such Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Cash Management Account and proceeds thereof are held by such Cash Management Bank as agent or bailee-in-possession for Lender, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account, other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) it immediately will forward by daily sweep all amounts in the applicable Cash Management Account to Lender's Account.

         (c) So long as no Default or Event of Default has occurred and is continuing, Administrative Borrower may amend Schedule 2.7(a) to add or replace a Cash Management Account Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to Lender and Lender shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and
(ii) prior to the time of the opening of such Cash Management Account, Borrowers and such prospective Cash Management Bank shall have executed and delivered to Lender a Cash Management Agreement. Borrowers shall close any of their Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Lender that the creditworthiness of any Cash Management Bank is no longer acceptable in Lender's Permitted Discretion, or as promptly as practicable and in any event within 60 days of notice from Lender that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Lender's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Lender's Permitted Discretion.

         (d) The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which Borrowers are hereby deemed to have granted a Lien to Lender.

         2.8 Crediting Payments; Float Charge. The receipt of any payment item by Lender (whether from transfers to Lender by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to Lender's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into Lender's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into Lender's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day. Subject to the terms and provisions of the Fee Letter, from and after the Closing Date, Lender shall be entitled to charge Borrowers for one Business Day of clearance or float at the rate applicable to Base Rate Loans under Section 2.6 on all Collections that are received by Borrowers (regardless of (i) whether forwarded by the Cash Management Banks to Lender and (ii) whether such Collections are received by Borrowers prior to or after the date upon which the initial Advance is made by Lender). This across-the-board one Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrowers and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging one Business Day of interest on such Collections.

         2.9 Designated Account. Lender is authorized to make the Advances and to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(d). Administrative Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Lender hereunder. Unless otherwise agreed by Lender and Administrative Borrower, any Advance requested by Borrowers and made by Lender hereunder shall be made to the Designated Account.

         2.10 Maintenance of Loan Account; Statements of Obligations. Lender shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged with all Advances made by Lender to Borrowers or for Borrowers' account, the Letters of Credit issued by Lender for Borrowers' account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Lender from Borrowers or for Borrowers' account, including all amounts received in Lender's Account from any Cash Management Bank. Lender shall render statements regarding the Loan Account to Administrative Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and Lender, absent manifest error, unless, within 30 days after receipt thereof by Administrative Borrower, Administrative Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.

         2.11 Fees. Borrowers shall pay to Lender the following fees and charges, which fees and charges shall be fully-earned and non-refundable when paid (irrespective of whether this Agreement is terminated thereafter):

         (a) Unused Line Fee. On the first day of each month during the term of this Agreement, an unused line fee in an amount equal to 0.375% per annum times the result of (a) the Maximum Revolver Amount, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month plus (ii) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month;

         (b) Fee Letter Fees. As and when due and payable under the terms of the Fee Letter, Borrowers shall pay to Lender the fees set forth in the Fee Letter; and

         (c) Audit, Appraisal, and Valuation Charges. Audit, appraisal, and valuation fees and charges as follows, (i) a fee of $850 per day, per auditor, plus out-of-pocket expenses for each financial audit of a Borrower performed by personnel employed by Lender, (ii) if implemented, a one time charge of $3,000 plus out-of-pocket expenses for expenses for the establishment of electronic collateral reporting systems, (iii) a fee of $1,500 per day per

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

appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral performed by personnel employed by Lender, and (iv) the actual charges paid or incurred by Lender if it elects to employ the services of one or more third Persons to perform financial audits of Borrowers, to appraise the Collateral, or any portion thereof, or to assess a Borrower's business valuation; provided, however, that unless an Event of Default shall have occurred and be continuing, Lender shall not be entitled to have (x) more than three (3) financial audits of Borrowers and (y) more than one (1) business valuation performed at Borrowers' expense during any Fiscal Year.

         2.12 Letters of Credit.

         (a) Subject to the terms and conditions of this Agreement, Lender agrees to issue letters of credit for the account of Borrowers (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, such Underlying Issuer is Wells Fargo) for the account of Borrowers. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Administrative Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by Lender) to Lender (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or the beneficiary of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by Lender, the applicable Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

                    (i) the Letter of Credit Usage would exceed the Borrowing Base less the then extant amount of outstanding Advances; or

                    (ii) the Letter of Credit Usage would exceed $4,000,000; or

                    (iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the then extant amount of outstanding Advances.

         (b) Borrowers and Lender acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall have an expiry date no later than 30 days prior to the Maturity Date and all such Letters of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Lender is obligated to advance funds under a Letter of Credit, Borrowers immediately shall reimburse such L/C Disbursement to Lender by paying to

Lender an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Administrative Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Administrative Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on the Business Day upon which Administrative Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and not later than 11:00 a.m., California time on the next Business Day following the day that Administrative Borrower receives such notice, if such notice is received after 10:00 a.m. California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under Section 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrowers' obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance.

         (c) Each Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by Lender arising out of or in connection with any Letter of Credit; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of Lender. Each Borrower agrees to be bound by the Underlying Issuer's regulations and good faith interpretations of any Underlying Letter of Credit or by Lender's interpretations of any L/C issued by Lender to or for such Borrower's account, even though this interpretation may be different from such Borrower's own, and each Borrower understands and agrees that Lender shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrowers' instructions (other than as a result of gross negligence or willful misconduct as finally determined by a court of competent jurisdiction) or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that the L/C Undertakings may require Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrowers against such Underlying Issuer. Each Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by Lender under any L/C Undertaking as a result of Lender's indemnification of any Underlying Issuer; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Underlying Issuer or Lender.

         (d) Each Borrower hereby authorizes and directs any Underlying Issuer to deliver to Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

         (e) Any and all charges, commissions, fees, and costs incurred by Lender relating to Underlying Letters of Credit shall be Lender Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrowers to Lender for the account of Lender; it being acknowledged and agreed by each Borrower that, as of the Closing Date, the issuance charge imposed by the prospective Underlying Issuer is 0.825% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

         (f) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or Lender with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

                    (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder; or

                    (ii) there shall be imposed on the Underlying Issuer or Lender any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to Lender of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by Lender, then, and in any such case, Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Administrative Borrower, and Borrowers shall pay on demand such amounts as Lender may specify in good faith to be necessary to compensate Lender for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Lender of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

         2.13 LIBOR Option.

         (a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances be charged at the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which Lender has elected to accelerate the maturity of the Obligations, and (iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Administrative Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Advances bear interest at the LIBOR Rate and Lender shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

         (b) LIBOR Election.

                    (i) Administrative Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Lender prior to 11:00 a.m. (California time) at least three Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Administrative Borrower's election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Lender of a LIBOR Notice received by Lender before the LIBOR Deadline, or by telephonic notice received by Lender before the LIBOR Deadline (to be confirmed by delivery to Lender of a LIBOR Notice received by Lender prior to 5:00 p.m. (California time) on the same day.

                    (ii) Each LIBOR Notice shall be irrevocable and binding on Borrowers. In connection with each LIBOR Rate Loan, each Borrower shall indemnify, defend, and hold Lender harmless against any loss, cost, or expense incurred by Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall be deemed to equal the amount determined by Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Lender delivered to Administrative Borrower setting forth any amount or amounts that Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error.

                    (iii) Borrowers shall have not more than five LIBOR Rate Loans in effect at any given time. Borrowers only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

         (c) Prepayments. Borrowers may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Lender of proceeds of Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Lender and its Participants harmless against any and all Funding Losses in accordance with clause (b)(ii) above.

         (d) Special Provisions Applicable to LIBOR Rate.

                    (i) The LIBOR Rate may be adjusted by Lender on a prospective basis to take into account any additional or increased costs to Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, Lender shall give Administrative Borrower notice of such a determination and adjustment and, upon its receipt of the notice from Lender, Administrative Borrower may, by notice to Lender (y) require Lender to furnish to Administrative Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

                    (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation or application thereof, shall at any time after the date hereof, in the reasonable opinion of Lender, make it unlawful or impractical for Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, Lender shall give notice of such changed circumstances to Administrative Borrower and (y) in the case of any LIBOR Rate Loans of Lender that are outstanding, the date specified in Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrowers shall not be entitled to elect the LIBOR Option until Lender determines that it would no longer be unlawful or impractical to do so.

         (e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Lender nor any of its Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

         2.14 Capital Requirements. If, after the date hereof, Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), will have the effect of reducing the return on Lender's or such holding company's capital as a consequence of Lender's obligations hereunder to a level below that which Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed in good faith by Lender to be material, then Lender may notify Administrative Borrower thereof. Following receipt of such notice, Borrowers agree to pay Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by Lender of a statement in the amount and setting forth in reasonable detail Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Lender may use any reasonable averaging and attribution methods.

         2.15 Joint and Several Liability of Borrowers.

         (a) Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by Lender under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

         (b) Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Person composing Borrowers without preferences or distinction among them.

         (c) If and to the extent that any of Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Persons composing Borrowers will make such payment with respect to, or perform, such Obligation.

         (d) The Obligations of each Person composing Borrowers under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Person composing Borrowers enforceable against each such Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

         (e) Except as otherwise expressly provided in this Agreement, each Person composing Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Lender under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Person composing Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Lender at any time or times in respect of any default by any Person composing Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Person composing Borrowers. Without limiting the generality of the foregoing, each of the Borrowers assents to any other action or delay in acting or failure to act on the part of Lender with respect to the failure by any Person composing Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Person composing Borrowers, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each Person composing Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Person composing Borrowers under this
Section 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Person composing Borrowers under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Person composing Borrowers or Lender. The joint and several liability of the Persons composing Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Persons composing Borrowers or Lender.

         (f) Each Person composing Borrowers represents and warrants to Lender that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Person composing Borrowers further represents and warrants to Lender that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Person composing Borrowers hereby covenants that such Borrower will continue to keep informed of Borrowers' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

         (g) Each Person composing Borrowers waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Lender's rights of subrogation and reimbursement against such Borrower.

         (h) Each Person composing Borrowers waives all rights and defenses that such Borrower may have because the Obligations are secured by Real Property. This means, among other things:

                    (i) Lender may collect from such Borrower without first foreclosing on any Real or Personal Property Collateral pledged by Borrowers.

                    (ii) If Lender forecloses on any Real Property Collateral pledged by Borrowers:

                          A. The amount of the Obligations may be reduced only
                by the price for which that collateral is sold to a third party at the foreclosure sale, even if the collateral is worth more than the sale price, provided that such sale is conducted in a commercially reasonable manner; and

                          B. Lender may collect from such Borrower even if
                Lender, by foreclosing on the Real Property Collateral, has destroyed any right such Borrower may have to collect from the other Borrowers.

This is an unconditional and irrevocable waiver of any rights and defenses such Borrower may have because the Obligations are secured by Real Property.

         (i) The provisions of this Section 2.15 are made for the benefit of Lender and its successors and assigns, and may be enforced by it or them from time to time against any or all of the Persons composing Borrowers as often as occasion therefor may arise and without requirement on the part of any such Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Persons composing Borrowers or to exhaust any remedies available to it or them against any of the other Persons composing Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy or reorganization of any of the Persons composing Borrowers, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made.

         (j) Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Persons composing Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to Lender with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to Lender hereunder or under any other Loan Documents is hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor.

         (k) Each Borrower hereby agrees that, after the occurrence and during the continuance of any Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Borrower to any other Borrower is hereby subordinated to the prior payment in full in cash of the Obligations. Each Borrower hereby agrees that after the occurrence and during the continuance of any Event of Default, such Borrower will not demand, sue for or otherwise attempt to collect any indebtedness of any other Borrower owing to such Borrower until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Borrower as trustee for Lender, and Borrowers shall deliver any such amounts to Lender for application to the Obligations in accordance with Section 2.4(b).

3.    CONDITIONS; TERM OF AGREEMENT.

         3.1 Conditions Precedent to the Closing Date. The obligation of Lender to execute this Agreement and to deem the Closing Date to have occurred is subject to the fulfillment, to the satisfaction of Lender, of each of the conditions precedent set forth below:

         (a) the Closing Date shall occur on or before February 21, 2002;

         (b) Lender shall have received all UCC financing statements describing the Collateral or any part thereof, United States Patent and Trademark Office filings, United States Copyright Office filings, fixture filings and related documents regarding the Collateral (as applicable) as reasonably required by Lender, duly executed by the applicable Borrowers, and Lender shall have received searches reflecting that such filings are of record;

         (c) Lender shall have received each of the following documents, in form and substance reasonably satisfactory to Lender and Administrative Borrower, duly executed, and each such document shall be in full force and effect:

                    (i) the Copyright Security Agreement;

                    (ii) the Disbursement Letter;

                    (iii) the Due Diligence Letter;

                    (iv) the Fee Letter;

                    (v) the Officers' Certificate;

                    (vi) the Patent Security Agreement;

                    (vii) the Stock Pledge Agreement, together with all certificates representing the shares of Stock pledged thereunder, together with blank stock powers (other than the certificate of Kroll Associates (Asia) Limited, which shall be provided to Lender within 20 days of the Closing Date);

                    (viii) the Trademark Security Agreement;

                    (ix) the Intercompany Subordination Agreement; and

                    (x) the Intercreditor Agreement;

         (d) Lender shall have received a certificate from the Secretary of each Borrower (i) attesting to the resolutions of such Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Borrower is a party and authorizing specific officers of such Borrower to execute the same and (ii) certifying the names and true signatures of the officers of such Borrower authorized to sign each Loan Document;

         (e) Lender shall have received copies of each Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Borrower;

         (f) Lender shall have received a certificate of status with respect to each Borrower, dated within 30 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Borrower, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;

         (g) Lender shall have received certificates of status with respect to each Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Borrower) in which its failure to be duly qualified or licensed is reasonably likely to result in a Material Adverse Change, which certificates shall indicate that such Borrower is in good standing in such jurisdictions;

         (h) Lender shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be reasonably satisfactory to Lender and its counsel;

         (i) Lender shall have received a true and complete copy of each Borrower's Directors' and Officers' insurance policy with AIG, and such insurance policy shall be reasonably satisfactory in all respects to Lender and its counsel. Lender shall have been furnished with evidence, reasonably satisfactory in all respects to Lender and its counsel, that Borrowers have satisfied or have accrued for all deductible requirements under such insurance policy with respect to shareholder class action lawsuits;

         (j) Lender shall have received Collateral Access Agreements with respect to the following locations: (i) 530 Lockport Street, Plainfield, Illinois 60544, and (ii) 100 East Street, SE, Herndon, VA 22180;

         (k) Lender shall have received opinions of Borrowers' counsel and Borrowers' local counsel in form and substance reasonably satisfactory to Lender and Lender's local counsel;

         (l) Lender shall have received a certificate of the chief financial officer of Parent that all tax returns required to be filed by Borrowers have been timely filed and all taxes upon Borrowers or their properties, assets, income, and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

         (m) Borrowers shall have the Required Availability;

         (n) Lender shall have completed its legal and collateral due diligence (the results of which shall be satisfactory to Lender), including, but not limited to, a collateral audit and review of Borrowers' books and records and verification of Borrowers' representations and warranties to Lender, the results of which shall be satisfactory to Lender;

         (o) No Material Adverse Change shall have occurred;

         (p) Lender shall have received completed reference checks with respect to Borrowers' senior management, the results of which are satisfactory to Lender in its sole discretion;

         (q) Lender shall have received Borrowers' Closing Date Business Plan, together with a certificate of the chief financial officer of Parent stating that the Closing Date Business plan has been prepared on a reasonable basis and in good faith;

         (r) Borrowers shall pay all Lender Expenses incurred in connection with the transactions evidenced by this Agreement;

         (s) Lender shall have received a true and complete copy of Parent's Form 10-Q for the period ended September 30, 2001, and the financial and other information presented in such Form 10-Q shall be materially consistent in all respects with the pro forma results for Borrowers previously delivered to Lender;

         (t) Lender shall have received each Borrower's consolidating financial statements for the period ended September 30, 2001, and such financial statements shall be satisfactory in all respects to Lender;

         (u) There shall be no pending material claim, investigation or litigation with respect to any Borrower by any state or federal governmental entity, except as disclosed to and accepted by Lender in its Permitted Discretion;

         (v) Lender shall be satisfied with all tax, accounting, environmental and pension matters and all material contracts of Borrowers;

         (w) On the Closing Date, no Default or Event of Default shall exist under any of the Loan Documents;

         (x) No material disruption or general adverse developments shall have occurred in the financial markets, as determined by Lender in its sole discretion;

         (y) Borrowers shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrowers of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby; and

         (z) all other documents and legal matters in connection with the transactions contemplated by this Agreement (as reasonably requested by Lender) shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Lender.

         3.2 Conditions Subsequent to the Closing Date. The obligation of Lender to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of the following condition subsequent (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default):

         (a) on or prior to the earlier of: (i) within 30 days of the Closing Date or (ii) the initial extension of credit hereunder, Borrowers shall deliver to Lender certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender and its counsel;

         (b) the Mortgages, which must be completed and recorded on or prior to the earlier of: (i) within 30 days of the Closing Date or (ii) the initial extension of credit hereunder;

         (c) Lender shall have received opinions of Borrowers' local counsel with respect to the Mortgages, in form and substance reasonably satisfactory to Lender and Lender's local counsel, on or prior to the earlier of: (i) within 30 days of the Closing Date or (ii) the initial extension of credit hereunder;

         (d) on or prior to the earlier of: (i) within 30 days of the Closing Date or (ii) the initial extension of credit hereunder, Lender shall have received Collateral Access

Agreements with respect to the following locations: (i) 900 Third Avenue, New York, New York 10022, (ii) 305 East 46th Street, 11th Floor, New York, New York 10017,(iii) 1900 Church Street, Suite 400, Nashville, Tennessee 37203, (iv) 8 Penn Center, 1628 John F. Kennedy Blvd., 16th Floor, Philadelphia, Pennsylvania 19103, and (iv) such other locations which contain Books and Records; and

         (e) Within 20 days of the Closing Date, Lender shall have received all certificates representing the shares of Stock pledged under the Stock Pledge Agreement of Kroll Associates (Asia) Limited, together with blank stock powers.

         3.3 Conditions Precedent to all Extensions of Credit (Including the Initial Extension of Credit). The obligation of Lender to make any Advances (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

         (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

         (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

         (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Borrower, Lender, or any of their Affiliates;

         (d) Lender shall have received each of the following documents, in form and substance reasonably satisfactory to Lender and Administrative Borrower, duly executed, and each such document shall be in full force and effect:

                    (i) the Control Agreements;

                    (ii) the Cash Management Agreements; and

                    (iii) deposit account agreements;

         (e) Borrowers shall have the Required Availability after giving effect to the initial extension of credit hereunder;

         (f) no Material Adverse Change shall have occurred and be continuing;

         (g) with respect to the initial extension of credit hereunder, Lender shall have received a completed updated field audit survey from Lender's examiners, the results of which shall be reasonably satisfactory to Lender;

         (h) Lender shall be satisfied with Borrowers' cash management system;
and

         (i) electronic reporting shall be implemented and operational to Lender's satisfaction for Kroll Associates, Inc.

         3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrowers and Lender and shall continue in full force and effect for a term ending on the date that is the third anniversary of the Closing Date (the "Maturity Date"). The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

         3.5 Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrowers of their duties, Obligations, or covenants hereunder and Lender's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Lender's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and Lender's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Lender will, at Borrowers' sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of Trademarks, Copyrights and Patents, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Lender's Liens and all notices of security interests and liens previously filed by Lender with respect to the Obligations.

         3.6 Early Termination by Borrowers. Borrowers have the option, at any time upon 60 days prior written notice by Administrative Borrower to Lender, to terminate this Agreement by paying to Lender, in cash, the Obligations (including either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender), in full, together with the Applicable Prepayment Premium. If Administrative Borrower has sent a notice of termination pursuant to the provisions of this Section, then Lender's obligations to extend credit hereunder shall terminate and Borrowers shall be obligated to repay the Obligations (including either (i) providing cash collateral to be held by Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to Lender), in full, together with the Applicable Prepayment Premium, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of Lender to terminate after the occurrence of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (iv) restructure, reorganization or compromise of the Obligations by the confirmation of a plan of reorganization, or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to Lender or profits lost by

Lender as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of Lender, Borrowers shall pay the Applicable Prepayment Premium to Lender, measured as of the date of such termination.

4.    CREATION OF SECURITY INTEREST.

         4.1 Grant of Security Interest. Each Borrower hereby grants to Lender a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance when due by Borrowers of each of their covenants and duties under the Loan Documents. Lender's Liens in and to the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Lender or Borrowers. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrowers have no authority, express or implied, to dispose of any item or portion of the Collateral.

         4.2 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority of Lender's security interest is dependent on or enhanced by possession, the applicable Borrower, as soon as practicable after the request of Lender, shall endorse and deliver physical possession of such Negotiable Collateral to Lender.

         4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time after the occurrence and during the continuation of an Event of Default, Lender or Lender's designee may (a) notify Account Debtors of Borrowers that the Accounts, chattel paper, or General Intangibles have been assigned to Lender or that Lender has a security interest therein, or (b) collect the Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Each Borrower agrees that it will hold in trust for Lender, as Lender's trustee, any Collections that it receives and immediately will deliver said Collections to Lender or a Cash Management Bank in their original form as received by the applicable Borrower.

         4.4 Delivery of Additional Documentation Required. At any time upon the request of Lender, Borrowers shall execute and deliver to Lender any and all financing statements describing the Collateral or any part thereof, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (the "Additional Documents") that Lender may request in its Permitted Discretion, in form and substance satisfactory to Lender, to protect and perfect and continue perfected or better perfect Lender's Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Lender in any Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, each Borrower authorizes Lender to execute any such Additional Documents in the applicable Borrower's name and authorize Lender to file such executed

Additional Documents in any appropriate filing office. In addition, on such periodic basis as Lender shall reasonably require, Borrowers shall (a) provide Lender with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by Borrowers during the prior period, (b) cause all patents, copyrights, and trademarks acquired or generated by Borrowers that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrowers' ownership thereof, and (c) cause to be prepared, executed, and delivered to Lender supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

         4.5 Power of Attorney. Each Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as such Borrower's true and lawful attorney, with power to (a) if such Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign such Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse such Borrower's name on any Collection item that may come into Lender's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Lender determines in its Permitted Discretion to be reasonable, and Lender may cause to be executed and delivered any documents and releases that Lender determines to be necessary in its Permitted Discretion. The appointment of Lender as each Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Lender's obligations to extend credit hereunder are terminated.

         4.6 Right to Inspect. Lender (through any of its officers, employees, or agents) shall have the right, from time to time hereafter, to inspect the Books and the books and records of each Material Subsidiary, and to check, test, and appraise the Collateral in order to verify Borrowers' and the Material Subsidiaries' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral; provided, however, that unless a Default or an Event of Default shall have occurred and be continuing, Lender shall not have the right to conduct such inspections, checks, tests, or appraisals other than during normal business hours.

         4.7 Control Agreements. Each Borrower agrees that it will not transfer assets out of any Securities Accounts other than as permitted under Section 7.17 and, if to another securities intermediary, unless each of the applicable Borrower, Lender, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Borrowers without the prior written consent of Lender. Upon the occurrence and during the continuance of a Default or Event of Default, Lender may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to Lender's Account.

5.    REPRESENTATIONS AND WARRANTIES.

            In order to induce Lender to enter into this Agreement, each Borrower makes the following representations and warranties to Lender which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

         5.1 No Encumbrances. Each Borrower has good and indefeasible title to its material assets and properties comprising Collateral and the Real Property, free and clear of Liens except for Permitted Liens.

         5.2 Eligible Accounts. The Eligible Accounts are bona fide existing payment obligations of Account Debtors created by the rendition of services to such Account Debtors in the ordinary course of Borrowers' business, owed to Borrowers without, to the knowledge of Borrowers, defenses, disputes, offsets, counterclaims, or rights of return or cancellation. As to each Eligible Account, such Account is not:

         (a) owed by an employee, Affiliate, or agent of a Borrower;

         (b) on account of a transaction wherein goods were placed on consignment or were sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or on any other terms by reason of which the payment by the Account Debtor may be conditional;

         (c) payable in a currency other than Dollars;

         (d) owed by an Account Debtor that has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account;

         (e) owed by an Account Debtor that is subject to any Insolvency Proceeding or is not Solvent or as to which a Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor;

         (f) on account of a transaction as to which the services giving rise to such Account have not been performed and accepted by the Account Debtor;

         (g) a right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for services;

         (h) an Account that has not been billed to the customer; and

         (i) owed by an Account Debtor located in any locations other than the locations identified on Schedule 5.5.

         5.3 Inventory.

            Neither the Borrowers nor the Material Subsidiaries own any Inventory.

         5.4 Equipment. All of the Equipment is used or held for use in Borrowers' business and is fit for such purposes.

         5.5 Location of Equipment. Each item of Equipment is not stored with a bailee, warehouseman, or similar party and is located at one of the locations identified on Schedule 5.5 under the name of the relevant Borrower.

         5.6 Location of Chief Executive Office; FEIN. The chief executive office of each Borrower is located at the address indicated on Schedule 5.6, such address has been the chief executive office of each Borrower since July 1, 2000 except as otherwise noted on Schedule 5.6 and each Borrower's FEIN is identified on Schedule 5.6. Each Borrower's exact legal name is as set forth on the signature pages of this Agreement. The Borrowers do not have or use any name other than the names listed on Schedule 5.6. Each Borrower's jurisdiction of organization and organizational identification number are as set forth on
Schedule 5.6.

         5.7 Due Organization and Qualification; Subsidiaries

         (a) Each Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Change.

         (b) Set forth on Schedule 5.7(b) is a complete and accurate description of the authorized capital Stock of each Borrower (other than Parent), by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.7(b), there are no subscriptions, options, warrants, or calls relating to any shares of each Borrower's (other than Parent) capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Borrower is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

         (c) Set forth on Schedule 5.7(c) is a complete and accurate list of each Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization;

(ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the applicable Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

         (d) Except as set forth on Schedule 5.7(c), there are no subscriptions, options, warrants, or calls relating to any shares of any Borrower's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Borrower or any of its respective Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Borrower's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

         5.8 Due Authorization; No Conflict.

         (a) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary corporate action on the part of such Borrower.

         (b) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, provincial or local law or regulation applicable to such Borrower, the Governing Documents of such Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on such Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any material properties or assets of such Borrower, other than Permitted Liens, or
(iv) require any approval of such Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of such Borrower.

         (c) Other than the filing of financing statements, fixture filings, Mortgages and filings with the Trademark, Patent and Copyright offices, the execution, delivery, and performance by each Borrower of this Agreement and the Loan Documents to which such Borrower is a party and the creation and perfection of the security interest described in Section 4.1 do not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

         (d) As to each Borrower, this Agreement and the other Loan Documents to which such Borrower is a party, and all other documents contemplated hereby and thereby to which such Borrower is a party, when executed and delivered by such Borrower will be the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

         (e) Lender's Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens. Each Borrower has rights in, and the power to transfer, each item of Collateral upon which it purports to grant a Lien hereunder.

         5.9 Litigation. Other than those matters disclosed on Schedule 5.9, there are no actions, suits, or proceedings pending or, to the knowledge of Borrowers, threatened against Borrowers, or any of their Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that could reasonably be expected to be decided adversely to Borrowers, or any of their Subsidiaries, as applicable, and if so decided could not reasonably be expected to result in a Material Adverse Change. None of the matters disclosed on Schedule 5.9 are reasonably expected to result in a Material Adverse Change.

         5.10 No Material Adverse Change. All financial statements relating to Borrowers that have been delivered by Borrowers to Lender have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrowers' financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrowers since the date of the latest financial statements submitted to Lender on or before the Closing Date.

         5.11 Fraudulent Transfer.

         (a) Each Borrower is Solvent.

         (b) No transfer of property is being made by any Borrower and no obligation is being incurred by any Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrowers.

         5.12 Employee Benefits and Plans. Except as set forth on Schedule 5.12, none of Borrowers, any of their Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, or any defined benefit plan not subject to ERISA. With respect to each Plan, (i) all contributions to, and payments from, each such Plan which may have been required to be made in accordance with the terms thereof, the recommendations of such Plan's actuary and where applicable, the laws of the jurisdictions which govern such Plan, have been made in a timely manner and (ii) the assets of each such Plan which is a Benefit Plan are at least equal to the liabilities thereof based on the actuarial assumptions utilized in most recent valuation performance by the Plan actuary.

         5.13 Environmental Condition. Except as set forth on Schedule 5.13, (a) to Borrowers' knowledge, none of Borrowers' or their Subsidiaries' properties or assets has ever been used by Borrowers or their Subsidiaries or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to Borrowers' knowledge, none of Borrowers' or their Subsidiaries' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) none of Borrowers or their Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrowers or their Subsidiaries, and (d) none of Borrowers or any of their Subsidiaries has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or provincial governmental agency concerning any action or omission by any Borrower resulting in the releasing or disposing of Hazardous Materials into the environment. None of the matters disclosed on Schedule 5.13 are reasonably expected to result in a Material Adverse Change.

         5.14 Brokerage Fees. Borrowers have not utilized the services of any broker or finder in connection with Borrowers' obtaining financing from Lender under this Agreement and no brokerage commission or finders fee is payable by Borrowers in connection herewith.

         5.15 Intellectual Property. Each Borrower owns, or holds licenses in, all material Intellectual Property Rights that are necessary to the conduct of its business as currently conducted or as contemplated to be conducted. Each Borrower's use of its Intellectual Property Rights in the conduct of its business does not, to its knowledge, infringe any Intellectual Property Right held by any third party. All material Intellectual Property Rights of each Borrower, except such Intellectual Property Rights licensed to such Borrower by a third party pursuant to a written license agreement, have been or shall be created by employees of such Borrower within the scope of their employment and under obligation to assign inventions to Borrower, or by independent contractors under written obligations to assign all Intellectual Property Rights to Borrower. Attached hereto as Schedule 5.15 is a true, correct, and complete listing of all material Intellectual Property Rights as to which each Borrower is the owner or is an exclusive licensee as of the date hereof. Borrowers have no copyrights (other than immaterial copyrights) from which they are deriving revenues other than those that have been registered, or for which Borrowers have submitted an application for registration, with the United States Copyright Office or any similar office of any other jurisdiction in which such copyright is used and that are the subject of a Copyright Security Agreement that has been filed with the United States Copyright Office or any similar office of any other jurisdiction in which such copyright is used.

         5.16 Leases. Borrowers enjoy peaceful and undisturbed possession under all leases material to the business of Borrowers and to which Borrowers are a party or under which Borrowers are operating. All of such leases are valid and subsisting and no material default by Borrowers exists under any of them.

         5.17 DDAs. Set forth on Schedule 5.17 are all of the DDAs of each Borrower as of the date hereof, including, with respect to each depository (i) the name and address of that depository, and (ii) the account numbers of the accounts maintained with such depository.

         5.18 Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Borrowers in writing to Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrowers in writing to Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Business Plan represents, and as of the date on which any other Projections are delivered to Lender, such additional Projections represent Borrowers' good faith estimate of its future performance of Parent and its Subsidiaries for the periods covered thereby.

         5.19 [Intentionally Omitted.]

         5.20 Eligible Unbilled Accounts. The Eligible Unbilled Accounts are bona fide existing payment obligations of Account Debtors created by the rendition of services to such Account Debtors in the ordinary course of Borrowers' business, owed to Borrowers without, to the knowledge of Borrowers, defenses, disputes, offsets, counterclaims, or rights of return or cancellation. As to each Eligible Unbilled Account, such Account is not:

         (a) owed by an employee, Affiliate, or agent of a Borrower;

         (b) on account of a transaction wherein goods were placed on consignment or were sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or on any other terms by reason of which the payment by the Account Debtor may be conditional;

         (c) payable in a currency other than Dollars;

         (d) owed by an Account Debtor that has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account;

         (e) owed by an Account Debtor that is subject to any Insolvency Proceeding or is not Solvent or as to which a Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor;

         (f) on account of a transaction as to which the services giving rise to such Account have not been performed and accepted by the Account Debtor;

         (g) a right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for services; and

         (h) an Account where service has not been performed.

         5.21 Indebtedness. Set forth on Schedule 5.21 is a true and complete list of all Indebtedness of each Borrower outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness as of such date. Borrowers have provided Lender and its counsel with true, correct and complete documents evidencing the Indebtedness set forth on Schedule 5.21.

         5.22 Taxes and Payments. Each Borrower and each Material Subsidiary has filed all federal, state, provincial, local and foreign income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of such Borrower and such Material Subsidiary in accordance with GAAP and for which such Borrower and such Material Subsidiary has established adequate reserves (in the good faith judgment of the management of such Borrower in accordance with GAAP). Each Borrower and each Material Subsidiary has established adequate reserves (in the good faith judgment of the management of such Borrower in accordance with GAAP) for the payment of all federal, state, provincial, local and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of Borrowers' threatened, by any authority regarding any taxes relating to Borrowers or any of their respective Subsidiaries that could reasonably be expected to result in a material liability to Borrowers or any of their respective Subsidiaries. As of the Closing Date, neither Borrowers nor any of their respective Subsidiaries have entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Borrowers or any of their Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Borrowers or any of their Subsidiaries not to be subject to the normally applicable statute of limitations. Each Borrower and each Material Subsidiary has made timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A, F.U.T.A. (and their equivalent in any other jurisdictions, where applicable) , federal, state, or provincial disability, and local, state, provincial and federal income taxes.

         5.23 Regulation U. No Borrower is now nor will it be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         5.24 Permits, Etc. Each Borrower has, and is in material compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person except for such permits, licenses, authorizations, approvals, entitlements and accreditations the absence of which could not reasonably be expected to result in a Material Adverse Change. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect.

         5.25 Employee and Labor Matters. There is (a) no unfair labor practice complaint pending or, to the best knowledge of each Borrower, threatened against such Borrower before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against such Borrower which arises out of or under any collective bargaining agreement, (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against such Borrower, and (c) to the knowledge of such Borrower, no union representation question existing with respect to the employees of such Borrower and no union organizing activity taking place with respect to any of the employees of any of them.

         5.26 Customers and Suppliers. There exists no actual or, to the knowledge of Borrowers, threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (a) any Borrower, on the one hand, and any customer or any group thereof, on the other hand whose agreements with such Borrower are individually or in the aggregate material to the business or operations of such Borrower, or (b) any Borrower, on the one hand, and any material supplier thereof, on the other hand.

6.    AFFIRMATIVE COVENANTS.

            Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrowers shall and shall cause each Material Subsidiary (except with respect to Sections 6.1, 6.2 and 6.3) (and with respect to the covenants contained in Section 6.14, Borrowers shall cause each of their respective Subsidiaries) to do all of the following:

         6.1 Accounting System. Maintain a system of accounting that enables Borrowers to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Lender.

         6.2 Collateral Reporting. Prior to the initial extension of credit, provide Lender, on a monthly basis, with a summary aging of the Accounts, and following the initial extension of credit, provide Lender with the following documents at the following times in form reasonably satisfactory to Lender:

===============================================================================
Weekly (for Kroll      (a) a sales journal, collection journal, and credit
Associates, Inc.       register since the last such schedule and a calculation
and Kroll Lindquist    of the Borrowing Base as of such date, and
Avey, Inc., unless
Excess Availability    (b) notice of all returns, disputes, or claims.
is less than
$7,500,000 in which
case, for all
Borrowers)
-------------------------------------------------------------------------------
Monthly (not later     (a) a detailed calculation of the Borrowing Base
than the 15th day      (including detail regarding those Accounts that are not
of each month)          Eligible Accounts or Eligible Unbilled Accounts),
===============================================================================

===============================================================================
                       (b) a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Lender,

                       (c) a summary aging, by vendor, of Borrowers' accounts payable and any book overdraft, and

                       (d) a calculation of Dilution for the prior month.
-------------------------------------------------------------------------------
Quarterly              (a) a detailed list of each Borrower's customers;

                       (b) a report regarding each Borrower's accrued, but unpaid, ad valorem taxes, if applicable; and

                       (c) a calculation of each Borrower's Tangible Net Worth.
-------------------------------------------------------------------------------
Upon request by        (a) copies of invoices in connection with the Accounts,
Lender                 credit memos, remittance advices, deposit slips,
                       shipping and delivery documents in connection with the Accounts and, for Inventory and Equipment acquired by Borrowers, purchase orders and invoices, and

                       (b) such other reports as to the Collateral or the financial condition of Borrowers as Lender may reasonably request.
===============================================================================


            In addition, each Borrower agrees to cooperate fully with Lender to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

         6.3 Financial Statements, Reports, Certificates. Deliver to Lender:

         (a) as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of the first three fiscal quarters in a fiscal year) after the end of each month during each of Parent's fiscal years,

                    (i) a company prepared consolidated balance sheet, income statement, and statement of cash flow covering Parent's and its Subsidiaries' operations during such period;

                    (ii) a certificate signed by the chief financial officer of Parent to the effect that:

                          A. the financial statements delivered hereunder have
                been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Parent and its Subsidiaries;

                          B. the representations and warranties of Borrowers
                contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date); and

                          C. there does not exist any condition or event that
                constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrowers have taken, are taking, or propose to take with respect thereto); and

                    (iii) for each month that is the date on which a financial covenant in Section 7.19 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.19; and

         (b) as soon as available, but in any event within 90 days after the end of each of Parent's fiscal years,

                    (i) financial statements of Parent and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Lender and certified, without any qualifications (including, without limitation, (i) any "going concern" or like qualification or exception, or (ii) any qualification or exception as to the scope of such audit), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management); and

                    (ii) a certificate of such accountants addressed to Lender stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.19;

         (c) as soon as available, but in any event within 30 days prior to the start of each of Parent's fiscal years, copies of Borrowers' Projections, in form and substance (including as to scope and underlying assumptions), reasonably satisfactory to Lender for the forthcoming 3 years, year by year, but not beyond the Maturity Date, and for the forthcoming fiscal year, quarter by quarter, certified by the chief financial officer of Parent as being Parent's good faith best estimate of the consolidated financial performance of Parent and its Subsidiaries during the period covered thereby;

         (d) if and when filed by any Borrower,

                    (i) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports;

                    (ii) any other filings made by any Borrower with the SEC;

                    (iii) copies of Borrowers' federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service; and

                    (iv) any other information that is provided by Parent to its shareholders generally;

         (e) if and when filed by any Borrower and as requested by Lender, satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (i) any Borrower conducts business or is required to pay any such excise tax, (ii) where any Borrower's failure to pay any such applicable excise tax would result in a Lien on the material properties or assets of any Borrower, or (iii) where any Borrower's failure to pay any such applicable excise tax is reasonably expected to result in a Material Adverse Change;

         (f) promptly after the commencement thereof, but in any event within five days after the service of process with respect thereto on any Borrower or any Subsidiary thereof, notice of all actions, suits or proceedings brought by or against such Borrower or any Subsidiary thereof before any Governmental Authority which, if determined adversely to such Borrower or any Subsidiary thereof, could reasonably be expected to result in a Material Adverse Change;

         (g) as soon as a Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrowers propose to take with respect thereto; and

         (h) upon the request of Lender, any other report requested in its Permitted Discretion relating to the financial condition of any of the Borrowers or any of their Subsidiaries, or the Collateral.

            In addition to the financial statements referred to above, Borrowers agree to deliver financial statements prepared on both a consolidated and consolidating basis (except that consolidating financial statements shall not include statements of cash flows) and agree that no Borrower, or any Subsidiary of a Borrower, will have a fiscal year different from that of Parent. Borrowers agree that their independent certified public accountants are authorized to communicate with Lender (provided, however, that Lender shall (i) provide Borrowers with two days prior written notice of its intent to communicate with Borrowers' independent certified public accountants, which notice shall specify in reasonable detail the nature of such communication and (ii) provide to Borrowers' accountants such access letters or other letters or agreements as such accountants shall reasonably request) and to release to Lender whatever financial information concerning Borrowers that Lender reasonably may request. Each Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to or in accordance with this Agreement, and agree that Lender may contact directly any such accounting firm or service bureau in order to obtain such information.

         6.4 [Intentionally Omitted.]

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

         6.5 Return. Cause returns and allowances as between Borrowers and their Account Debtors, to be on the same basis and in accordance with the usual customary practices of the applicable Borrower, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to any Borrower, the applicable Borrower promptly shall determine the reason for such return and, if the applicable Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Lender) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to any Borrower, the applicable Borrower promptly shall determine the reason for such return and, if Lender consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Lender) in the appropriate amount to such Account Debtor.

         6.6 Maintenance of Properties. Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, except where the failure to maintain and preserve such properties would not reasonably be expected to result in a Material Adverse Change.

         6.7 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrowers or the Material Subsidiaries on any of their assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrowers will, and will cause the Material Subsidiaries to, make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A. (and their equivalent in any other jurisdictions, where applicable), federal, state, or provincial disability, and local, state, foreign, provincial and federal income taxes, and will, upon reasonable request, furnish Lender with proof satisfactory to Lender indicating that the applicable Borrower or Material Subsidiary has made such payments or deposits. Borrowers shall deliver upon reasonable request satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which any Borrower or any Material Subsidiary is required to pay any such excise tax.

         6.8 Insurance.

         (a) At Borrowers' expense, maintain insurance respecting the property and assets of each Borrower and each Material Subsidiary wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrowers and the Material Subsidiaries also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrowers shall deliver copies of all such policies to Lender with a satisfactory lender's loss payable endorsement naming Lender as additional loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever.

         (b) Administrative Borrower shall give Lender prompt notice of any loss covered by such insurance. In the absence of an Event of Default, Lender shall have the exclusive right to adjust any losses payable under any such insurance policies in excess of $150,000, without any liability to Borrowers whatsoever in respect of such adjustments. If an Event of Default shall have occurred and be continuing, Lender shall have the exclusive right to adjust any losses payable under any such insurance policies, without any liability to Borrowers whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be deemed to be a Collection and shall be directed to a Cash Management Account in accordance with Section 2.7(a) and (i) unless an Event of Default shall have occurred and be continuing, be applied (at the option of Administrative Borrower) either to the prepayment of the Obligations (provided, however, that Lender agrees not to cause any Funding Losses by virtue of applying such monies to the prepayment of the Obligations) or to the cost of repairs, replacements, or restorations (provided, however, that to the extent that Administrative Borrower does not apply such monies to the cost of repairs, replacements or restoration within 180 days after receipt, then such monies shall be applied solely to the prepayment of the Obligations), and (ii) if an Event of Default shall have occurred and be continuing, be paid over to Lender to be applied at the option of Lender either to the prepayment of the Obligations or for application to the cost of repairs, replacements or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

         (c) Borrowers shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless Lender is included thereon as named insured with the loss payable to Lender under a lender's loss payable endorsement or its equivalent. Administrative Borrower immediately shall notify Lender whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Lender.

         6.9 Location of Equipment. Keep all Equipment only at the locations identified on Schedule 5.5; provided, however, that Administrative Borrower may amend Schedule 5.5 so long as such amendment occurs by written notice to Lender not less than 15 days prior to the date on which such Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, the applicable Borrower provides any financing statements (describing the Collateral or any part thereof) or fixture filings necessary to protect and perfect and continue perfected Lender's Liens on such assets and also provides to Lender a Collateral Access Agreement, if applicable.

         6.10 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including ERISA, IRC, the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Change.

         6.11 Leases. (a) Pay when due all rents and other amounts payable under any leases to which any Borrower or Material Subsidiary is a party or by which any Borrower's or Material Subsidiary's properties and assets are bound, unless such payments are the subject of a Permitted Protest or would not reasonably be expected to result in a Material Adverse Change and (b) comply at all times with any other provisions of all leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder, unless the failure to comply would not reasonably be expected to result in a Material Adverse Change.

         6.12 Brokerage Commissions. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Borrowers' obtaining financing from Lender under this Agreement. Borrowers agree and acknowledge that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrowers, and each Borrower agrees to indemnify, defend, and hold Lender harmless from and against any claim of any broker or finder arising out of Borrowers' obtaining financing from Lender under this Agreement.

         6.13 Existence. At all times preserve and keep in full force and effect each Borrower's and each Material Subsidiary's valid existence and good standing and any rights and franchises material to Borrowers' and the Material Subsidiaries' businesses.

         6.14 Environmental.

         (a) Keep any property either owned or operated by any Borrower or any of its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Lender documentation of such compliance which Lender reasonably requests, (c) promptly notify Lender of any release of a Hazardous Material of any reportable quantity from or onto property owned or operated by any Borrower or any of its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Lender with written notice within 10 days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Borrower or any of its Subsidiaries, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Borrower or any of its Subsidiaries, and (iii) notice of a violation, citation, or other administrative order which is reasonably expected to result in a Material Adverse Change.

         6.15 Employee Benefits.

         (a) Cause to be delivered to Lender: (i) promptly, and in any event within ten Business Days after Borrowers or any of their Subsidiaries knows or has reason to know that an ERISA Event has occurred that is reasonably expected to result in a Material Adverse Change, a written statement of the chief financial officer of Parent describing such ERISA Event and any action that is being taking with respect thereto by Borrowers, any such Subsidiaries or ERISA Affiliates, and any action taken or threatened by the IRS, Department of Labor, or PBGC; (ii) promptly, and in any event within three Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrowers, any Material Subsidiary or, to the knowledge of Borrowers, any ERISA Affiliate with respect to such request; and (iii) promptly, and in any event within three Business Days after receipt by Borrowers, any Material Subsidiary or, to the knowledge of Borrowers, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice. Borrowers or Material Subsidiaries, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor.

         (b) Cause to be delivered to Lender, upon Lender's request, each of the following: (i) a copy of each Plan (or, where any such Plan is not in writing, complete description thereof) and if applicable, related trust agreements or other funding instruments and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees of former employees of Borrowers, Material Subsidiaries or ERISA Affiliates; (ii) the most recent determination letter issued by the IRS with respect to each Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Plan; (iv) for the three most recent plan years, premium statements on Form 1 Series filed with the PBGC; (v) all actuarial reports prepared for the last three plan years for each Plan; (vi) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vii) any information that has been provided to Borrowers or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (viii) the aggregate amount of the most recent annual payments made to former employees of Borrowers or their Subsidiaries under any Retiree Health Plan.

         6.16 Disclosure Updates. Promptly and in no event later than five Business Days after obtaining knowledge thereof, (a) notify Lender if any written information, exhibit, or report furnished to Lender contained when made any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in the filing or recordation of any Loan Document to which a Borrower or Material Subsidiary is a party.

         6.17 Real Estate. If at any time after the Closing Date, any Borrower acquires any fee interest in Real Property Collateral, such Borrower shall promptly execute, deliver and record, a first priority Mortgage in favor of Lender covering such Real Property Collateral interest, in form and substance reasonably satisfactory to Lender, and to provide Lender with a

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

satisfactory legal description of such property, and, to the extent necessary under applicable law, Uniform Commercial Code financing statements covering fixtures or any other document reasonably requested by Lender, in each case appropriately completed and duly executed, for filing in the appropriate county land office. If at any time after the Closing Date, any Borrower acquires any easement or leasehold in Real Property Collateral, then if reasonably required by Lender, Borrower shall use its commercially reasonable efforts to promptly execute, deliver and record, a first priority Mortgage in favor of Lender covering such Real Property Collateral interest, in form and substance reasonably satisfactory to Lender, and to provide Lender with a satisfactory legal description of such property, and, to the extent necessary under applicable law, Uniform Commercial Code financing statements covering fixtures or any other document reasonably requested by Lender. If at any time after the Closing Date, any Borrower enters into any lease arrangements for Real Property Collateral for locations which contain Books and Records, such Borrower shall deliver to Lender a Collateral Access Agreement with respect to each such location.

7.    NEGATIVE COVENANTS.

            Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations and the termination of this Agreement, Borrowers will not and will not permit any of the Material Subsidiaries to do any of the following:

         7.1 Indebtedness. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for the following which shall be permitted Indebtedness ("Permitted Indebtedness"): (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit;

         (b) Indebtedness set forth on Schedule 5.21;

         (c) Permitted Purchase Money Indebtedness;

         (d) Indebtedness between or among (i) Borrowers and Borrowers, (ii) Borrowers and Material Subsidiaries (unless prohibited by Section 7.9) and (iii) Borrowers and Unrestricted Subsidiaries (to the extent permitted by Section 7.9) and ;

         (e) Subordinated Debt;

         (f) any guaranty by any Borrower or Subsidiary of any Permitted Indebtedness (other than Indebtedness of a foreign Subsidiary of Parent); and

         (g) refinancings, renewals, or extensions of Indebtedness permitted under clauses (a), (b), (c) and (e) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings,

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

renewals, or extensions do not, in Lender's Permitted Discretion, materially impair the prospects of repayment of the Obligations by Borrowers or materially impair Borrowers' creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended,
(iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to the applicable Borrower, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to Lender as those that were applicable to the refinanced, renewed, or extended Indebtedness.

         7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(g) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

         7.3 Restrictions on Fundamental Changes.

         (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock, except that a Borrower may merge with and into another Borrower.

         (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), unless such liquidation or dissolution involves the liquidation or dissolution of one Borrower into another Borrower.

         (c) Convey, sell, lease, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets, except for transactions solely between or among Borrowers.

         7.4 Disposal of Assets. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of the assets of any Borrower or any Material Subsidiary.

         7.5 Change Name. Change any Borrower's name or use any name not listed on Schedule 5.6, FEIN, jurisdiction of incorporation, corporate structure or identity, or add any new fictitious name; provided, however, that a Borrower may change its name or use any name not listed on Schedule 5.6, FEIN or state of incorporation upon at least 30 days prior written notice by Administrative Borrower to Lender of such change and so long as, at the time of such written notification, such Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Lender's Liens.

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

         7.6 Nature of Business. Make any change in the principal nature of Borrowers' or any Material Subsidiary's business.

         7.7 Prepayments and Amendments.

         (a) Except in connection with a refinancing permitted by Section 7.1(g), prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Borrower, other than the Obligations in accordance with this Agreement; and

         (b) Except in connection with a refinancing permitted by Section 7.1(g), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b) or (c), except that Borrowers may amend, modify, alter, increase or change any of the terms or conditions of any agreement, instrument, document, indenture or other writing evidencing or concerning Indebtedness permitted under
Section 7.1(b) or (c) in order to (i) cure ambiguities, (ii) correct inconsistencies, (iii) extend maturities, (iv) change conversion features or (v) waive or amend covenants or other provisions, which waivers or amendments would not adversely affect Lender (provided, however, that Borrowers shall immediately following the execution of any such amendment, modification, alteration or change, provide Lender with a copy thereof).

         7.8 Consignments. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

         7.9 Distributions.

         (a) Other than distributions or declaration and payment of dividends by a Borrower to another Borrower or by a Subsidiary to a Borrower, make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of any Borrower's Stock, of any class, whether now or hereafter outstanding.

         (b) Make any transfers or distributions of any kind or nature to Material Subsidiaries other than (i) in respect of intercompany accounts payable arising in the ordinary course of Borrowers' business, consistent with past practices, an amount not to exceed (A) $1,000,000 in the aggregate to all such Material Subsidiaries during any month and (B) $10,000,000 in the aggregate to all such Material Subsidiaries during any fiscal year and (ii) an amount not to exceed $2,000,000 net in the aggregate outstanding at any one time during any fiscal year for any other purpose (the amounts referred to in clauses (i) and (ii) of this Section 7.9(b) are collectively referred to as the "Material Subsidiaries Basket"), in each case subject to (x) the absence of an Event of Default and (y) a requirement that Borrowers' Excess Availability will equal at least $5,000,000, after giving effect to any distribution described in this
Section 7.9(b).

         (c) Make any transfers or distributions of any kind or nature to Unrestricted Subsidiaries other than (i) in respect of intercompany accounts payable arising in the ordinary

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

course of Borrowers' business, consistent with past practices, an amount not to exceed $3,000,000 in the aggregate to all such Unrestricted Subsidiaries during any month and (ii) an amount not to exceed $500,000 net in the aggregate outstanding at any one time during any fiscal year for any other purpose (the amounts referred to in clauses (i) and (ii) of this Section 7.9(c) are collectively referred to as the "Unrestricted Subsidiaries Basket"), in each case subject to (x) the absence of an Event of Default and (y) a requirement that Borrowers' Excess Availability will equal at least $5,000,000, after giving effect to any distribution described in this Section 7.9(c).

         (d) Notwithstanding anything contained in this Section 7.9, Parent may make any transfers or distributions of any kind or nature (including loans) to any of its Subsidiaries out of the Net Available Proceeds of any Equity Issuance; provided, however, that following such Equity Issuance, each of the Material Subsidiaries Basket and the Unrestricted Subsidiaries Basket shall be reduced to zero.

         7.10 Accounting Methods. Modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrowers' or their Subsidiaries' accounting records without said accounting firm or service bureau agreeing to provide Lender information regarding the Collateral or Borrowers' or their Subsidiaries' financial condition.

         7.11 Investments. Except for Permitted Investments, directly or indirectly, make or acquire any Investment, or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Borrowers shall not have Permitted Investments (other than (a) Investments in another Borrower and (b) Investments in the Cash Management Accounts) in excess of $500,000 outstanding at any one time unless the applicable Borrower and the applicable securities intermediary or bank have entered into Control Agreements or similar arrangements governing such Permitted Investments, as Lender shall determine in its Permitted Discretion, to perfect (and further establish) Lender's Liens in such Permitted Investments.

         7.12 Transactions with Affiliates. Except as described on Schedule 7.12, directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Borrower except for transactions that are in the ordinary course of Borrowers' business, upon fair and reasonable terms, that are fully disclosed to Lender, and that are no less favorable to Borrowers than would be obtained in an arm's length transaction with a non-Affiliate.

         7.13 Suspension. Suspend or go out of a substantial portion of its business.

         7.14 Compensation. Increase the annual cash fee or per-meeting cash fees paid to the members of its Board of Directors during any year by more than 15% over the prior year; pay or accrue total cash compensation, during any year, to its officers and senior management employees in an aggregate amount in excess of 115% of that paid or accrued in the prior year; provided, however, that the foregoing limitations shall not apply to (a) increases in cash fees payable to members of the Board of Directors solely as a result of the

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

election of additional members of the Board of Directors or (b) increases in compensation to officers solely as a result of the engagement of additional officers.

         7.15 Use of Proceeds. Use the proceeds of the Advances for any purpose other than (a) on the Closing Date to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes and for the ongoing working capital needs of Borrowers.

         7.16 Change in Location of Chief Executive Office; Equipment with Bailees. Relocate its chief executive office to a new location without Administrative Borrower providing 30 days prior written notification thereof to Lender and so long as, at the time of such written notification, the applicable Borrower provides any financing statements (describing the Collateral or any part thereof) or fixture filings necessary to protect and perfect and continue perfected Lender's Liens and also provides to Lender a Collateral Access Agreement with respect to such new location, if applicable. The Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Lender's prior written consent.

         7.17 Securities Accounts. Establish or maintain any Securities Account unless Lender shall have received a Control Agreement in respect of such Securities Account. Borrowers shall not transfer assets out of any Securities Account; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, Borrowers may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

         7.18 [Intentionally Omitted.]

         7.19 Financial Covenants.

         (a) Fail to maintain minimum EBITDA. EBITDA of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto;

      -------------------------------------------------------------------------
           Applicable Amount                 Applicable Period
      -------------------------------------------------------------------------
              $4,395,000            For the 3 month period ending March 31, 2002
      -------------------------------------------------------------------------
              $8,790,000            For the 6 month period ending June 30, 2002
      -------------------------------------------------------------------------
             $13,185,000            For the 9 month period ending
                                         September 30, 2002
      -------------------------------------------------------------------------
             $17,580,000                  For the 12 month period ending
                                      December 31, 2002 and each fiscal quarter
                                        thereafter on a rolling 12 month basis
      -------------------------------------------------------------------------

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

         (b) Make capital expenditures in any fiscal year in excess of $14,000,000.

         7.20 No Benefit Plans. Maintain or contribute to any Benefit Plan or any defined benefit plan not subject to ERISA, unless required to do so by the laws of any foreign jurisdiction in which Borrowers or its Subsidiaries do business (and then, only to the minimum extent necessary to comply with the laws of such foreign jurisdiction) .

         7.21 No Inventory.

         Acquire any Inventory with a fair market value in excess of $100,000 (as determined by Lender) unless such Inventory is subject to Lender's Liens.


8.    EVENTS OF DEFAULT.

         Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

         8.1 If Borrowers fail to pay when due and payable or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender, reimbursement of Lender Expenses, or other amounts constituting Obligations);

         8.2 If (a) Borrowers fail to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.2 or 6.3 and such failure or neglect continues for a period of five (5) days after the date on which such failure or neglect first occurs, or (b) Borrowers or Material Subsidiaries fail to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in any other Section of this Agreement or in any of the other Loan Documents; provided, however, that, during any period of time that any such failure or neglect of Borrowers referred to in this Section
8.2 exists, even if such failure or neglect is not yet an Event of Default by virtue of the existence of a grace period or the pre-condition of the giving of a notice, Lender shall be relieved of its obligation to extend any credit under this Agreement;

         8.3 If any material portion of any Borrower's or any Material Subsidiary's assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

         8.4 If an Insolvency Proceeding is commenced by any Borrower or any Material Subsidiary;

         8.5 If an Insolvency Proceeding is commenced against any Borrower or any Material Subsidiary, and any of the following events occur: (a) the applicable Borrower or Material Subsidiary consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition

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

commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligation to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Borrower or any Material Subsidiary, or (e) an order for relief shall have been entered therein;

         8.6 If any Borrower or any Material Subsidiary is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

         8.7 If a notice of Lien, levy, or assessment is filed of record with respect to any Borrower's or any Material Subsidiary's assets by the United States or Canada, or any department, agency, or instrumentality thereof, or by any state, province, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any Borrower's or any Material Subsidiary's assets and the same is not paid on the payment date thereof or is not the subject of a Permitted Protest;

         8.8 If a judgment or other claim for an amount in excess of $100,000 becomes a Lien or encumbrance upon any material portion of any Borrower's or any Material Subsidiary's properties or assets and is not stayed within 30 days;

         8.9 If there is a default in any material agreement involving an amount in excess of $100,000 to which any Borrower or any of its Material Subsidiaries is a party and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of the applicable Borrower's or its Material Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

         8.10 If any Borrower or any Material Subsidiary makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

         8.11 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, written statement, or Record made to Lender by any Borrower, any Material Subsidiary, or any officer, employee, agent, or director of any Borrower or any Material Subsidiary; provided, however, that a material misrepresentation made by Borrowers in Section 5.2 or
Section 5.20 shall not constitute an Event of Default if (a) such material misrepresentation was not made intentionally and (b) Advances made in reliance of such material misrepresentation are remitted to Lender to repay any such Advances within one Business Day after either (i) Lender notifies the Administrative Borrower or (ii) a Borrower becomes aware, of such misrepresentation; provided, however, that until such Advances are remitted to Lender, Lender shall not be obligated to make any Advances;

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

         8.12 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby;

         8.13 If a Change of Control occurs; or

         8.14 Any material provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Borrower or Material Subsidiary, or a proceeding shall be commenced by any Borrower or Material Subsidiary, or by any Governmental Authority having jurisdiction over any Borrower or Material Subsidiary, seeking to establish the invalidity or unenforceability thereof, or any Borrower or Material Subsidiary shall deny in writing that any Borrower or Material Subsidiary has any liability or obligation purported to be created under any Loan Document.

         8.15 The loss, suspension or revocation of, or failure to renew, any license, authorization, approval, entitlement or accreditation now held or hereafter acquired by any Borrower or any Material Subsidiary, if such loss, suspension, revocation or failure to renew is reasonably expected to result in a Material Adverse Change.

9.    LENDER'S RIGHTS AND REMEDIES.

         9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, Lender (at its election but without notice of its election and without demand) may do any one or more of the following, all of which are authorized by Borrowers:

         (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

         (b) Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between Borrowers and Lender;

         (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting any of Lender's Liens in the Collateral and without affecting the Obligations;

         (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit the Loan Account with only the net amounts received by Lender in payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

         (e) Cause Borrowers to hold all returned Inventory in trust for Lender, segregate all returned Inventory from all other assets of Borrowers or in Borrowers' possession and conspicuously label said returned Inventory as the property of Lender;

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

         (f) Without notice to or demand upon any Borrower, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interests in the Collateral. Each Borrower agrees to assemble the Personal Property Collateral if Lender so requires, and to make the Personal Property Collateral available to Lender at a place that Lender may designate which is reasonably convenient to both parties. Each Borrower authorizes Lender to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Lender's determination appears to conflict with Lender's Liens and to pay all expenses incurred in connection therewith and to charge Borrowers' Loan Account therefor. With respect to any of Borrowers' owned or leased premises, each Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise. Until Lender is able to effect a sale, lease, or other disposition of the Personal Property Collateral, Lender shall have the right to hold or use Personal Property Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving the Personal Property Collateral or its value or for any other purpose deemed appropriate by Lender. Lender shall have no obligation to Borrowers to maintain or preserve the rights of Borrowers as against third parties with respect to the Personal Property Collateral while the Personal Property Collateral is in the possession of Lender. To the maximum extent permitted by applicable law, Borrowers waive all claims, damages, and demands against Lender arising out of the repossession, retention or sale of the Personal Property Collateral except such as arise solely out of the gross negligence or willful misconduct of Lender as finally determined by a court of competent jurisdiction;

         (g) Without notice to any Borrower (such notice being expressly waived), and without constituting a retention of any Collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Borrower held by Lender (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of any Borrower held by Lender;

         (h) Hold, as cash collateral, any and all balances and deposits of any Borrower held by Lender, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

         (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Each Borrower hereby grants to Lender a license or other right to use, without charge, for the benefit of Lender, such Borrower's Intellectual Property Rights, labels and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and such Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

         (j) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrowers' premises) as Lender determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale. Lender may dispose of the Personal Property Collateral in its then condition and without any preparation;

         (k) All cash proceeds received by Lender in respect of any sale of, collection from, or other realization upon all or any part of the Personal Property Collateral shall be applied to the Obligations as provided in Section 2.4(b)(i);

         (l) Lender shall give notice of the disposition of the Personal Property Collateral as follows:

                    (i) Lender shall give Administrative Borrower (for the benefit of the applicable Borrower) a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, the time on or after which the private sale or other disposition is to be made; and

                    (ii) The notice shall be personally delivered or mailed, postage prepaid, to Administrative Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

         (m) Lender may credit bid and purchase at any public sale;

         (n) Lender may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

         (o) Lender shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; and

         (p) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrowers. Any excess will be returned, without interest and subject to the rights of third Persons, by Lender to Administrative Borrower (for the benefit of the applicable Borrower).

         (q) To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner, Borrowers acknowledge and agree that it is not commercially unreasonable for Lender (1) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (2) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of,
(3) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (4) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (5) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (6) to contact other Persons, whether or not in the same business as Borrowers, for expressions of interest in acquiring all or any portion of such Collateral, (7) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (8) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (9) to dispose of assets in wholesale rather than retail markets, (10) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (11) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (12) to the extent deemed appropriate by Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Borrowers hereby acknowledge that the purpose of this Section 9.1(q) is to provide non-exhaustive indications of what actions or omissions by Lender would not be commercially unreasonable in Lender's exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 9.1(q). Without limitation upon the foregoing, nothing contained in this Section 9.1(q) shall be construed to grant any rights to Borrowers or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 9.1(q).

         9.2 Remedies Cumulative. The rights and remedies of Lender under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

10.   TAXES AND EXPENSES.

         If any Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Lender, in its Permitted Discretion and without prior notice to any Borrower, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves in Borrowers' Loan Account as Lender reasonably deems necessary to protect Lender from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Lender reasonably deems prudent. Any such amounts paid by Lender shall constitute Lender Expenses and any such payments shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.   WAIVERS; INDEMNIFICATION.

         11.1 Demand; Protest; etc. To the fullest extent permitted by applicable law, each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which any such Borrower may in any way be liable.

         11.2 Lender's Liability for Collateral. Each Borrower hereby agrees that: (a) so long as Lender complies with its obligations, if any, under the Code and other than Lender's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and
(b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrowers.

         11.3 Indemnification. Each Borrower shall pay, indemnify, defend, and hold Lender-Related Persons, each Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrowers shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrowers were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrowers with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12.   NOTICES.

         Unless otherwise provided in this Agreement, all notices or demands by Borrowers or Lender to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Administrative Borrower or Lender, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrowers in care of Administrative Borrower or to Lender, as the case may be, at its address set forth below:

          If to Administrative
          Borrower:         KROLL INC.
                            900 Third Avenue
                            New York, New York  10022
                            Attn: Mr. Michael Petrullo, Chief Financial Officer
                            Fax No. 212.750.5628

          with copies to:
                            KRAMER LEVIN NAFTALIS & FRANKEL LLP
                            919 Third Avenue
                            New York, New York  10022-3852
                            Attn:  Peter S. Kolevzon, Esq.
                            Fax No. 212.715.8288

          If to Lender:     FOOTHILL CAPITAL CORPORATION
                            One Boston Place
                            Boston, Massachusetts 02109
                            Attn: Business Finance Division Manager
                            Fax No. 617.722.9485


          with copies to:   MORRISON & FOERSTER LLP
                            1290 Avenue of the Americas, 41st Floor
                            New York, New York  10104-0050
                            Attn:  Mark B. Joachim, Esq.
                            Fax No. 212.468.7900

            Lender and Borrowers may change the address and fax number at which or the person to whose attention they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Lender in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or three Business Days after the deposit thereof in the mail. Each Borrower acknowledges and agrees that notices sent by Lender in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

         (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY IN NEW YORK.

         (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWERS AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

         TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, BORROWERS AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWERS AND LENDER REPRESENT THAT EACH HAS REVIEWED

THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.   ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

         14.1 Assignments and Participations.

         (a) Lender may assign and delegate to one or more assignees (each an "Assignee") all, or any ratable part of all, of the Obligations and the other rights and obligations of Lender hereunder and under the other Loan Documents; provided, however, that Borrowers may continue to deal solely and directly with Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower by Lender and the Assignee, and (ii) Lender and its Assignee have delivered to Administrative Borrower an appropriate assignment and acceptance agreement.

         (b) From and after the date that Lender provides Administrative Borrower with such written notice and executed assignment and acceptance agreement, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment and acceptance agreement, shall have the assigned and delegated rights and obligations of Lender under the Loan Documents, and (ii) Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such assignment and acceptance agreement, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an assignment and acceptance agreement covering all or the remaining portion of Lender's rights and obligations under this Agreement and the other Loan Documents, Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrowers and the Assignee.

         (c) Immediately upon Administrative Borrower's receipt of such fully executed assignment and acceptance agreement, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the rights and duties of Lender arising therefrom.

         (d) Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of Lender (a "Participant") participating interests in the Obligations, and the other rights and interests of Lender hereunder and under the other Loan Documents; provided, however, that (i) Lender shall remain the "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations and the other rights and interests of Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and Lender's obligations under this Agreement shall remain unchanged, (ii) Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers and Lender shall continue to deal solely and directly with each other in connection with Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) Lender shall not transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums in respect of the Obligations hereunder in which such Participant is participating; and (v) all amounts payable by Borrowers hereunder shall be determined as if Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as Lender under this Agreement. The rights of any Participant only shall be derivative through Lender and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to Borrowers, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by Lender.

         (e) In connection with any such assignment or participation or proposed assignment or participation, Lender may disclose all documents and information which it now or hereafter may have relating to Borrowers or Borrowers' business.

         (f) Any other provision in this Agreement notwithstanding, Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         14.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties hereto and shall bind all persons who become bound as a debtor hereunder; provided, however, that Borrowers may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Lender shall release any Borrower from its Obligations. Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to
Section 14.1 and, except as expressly required pursuant to Section 14.1, no consent or approval by any Borrower is required in connection with any such assignment.

15.   AMENDMENTS; WAIVERS.

         15.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by Lender and Administrative Borrower (on behalf of all Borrowers) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         15.2 No Waivers; Cumulative Remedies. No failure by Lender to exercise any right, remedy, or option under this Agreement or, any other Loan Document, or delay by Lender in exercising the same, will operate as a waiver thereof. No waiver by Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Lender on any occasion shall affect or diminish Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Lender may have.

16.   GENERAL PROVISIONS.

         16.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrowers and Lender.

         16.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

         16.3 Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Borrowers, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

         16.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         16.5 Withholding Taxes.

         (a) All payments made by Borrowers hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense, except as required by applicable law, provided that this Section 16.5 shall apply to the treatment of Taxes and Other Taxes. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in Section 16.5 (c) below, any tax imposed on the net income or net profits of

Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of Lender is located or any subdivision thereof or therein, or a jurisdiction as a result of a present, former or future connection of Lender with such jurisdiction, other than a connection resulting from or attributable to this Agreement or any Loan Document (or Lender having executed, delivered or performed its obligations or received a payment under this Agreement or any Loan Document)) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, each Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any note or other Loan Document, including any amount paid pursuant to this Section 16.5(a) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein and not less than the amount that Lender would have received had no deductions or withholdings for Taxes been made. Borrowers will furnish to Lender as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrowers.

         (b) In addition, Borrowers agree to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Documents or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Documents (hereinafter referred to as "Other Taxes").

         (c) If Borrowers shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Documents to Lender, Borrowers shall also pay to Lender, at the time interest is paid, such additional amount that Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income or net profits) Lender would have received if such Taxes or Other Taxes had not been imposed.

         (d) Upon Lender's written request, Borrowers agree to indemnify, reimburse and hold harmless Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by Lender, (ii) amounts payable under Section 16.5(c) and (iii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection
(d) shall be made within 30 days after the date Lender makes a demand therefor.

         16.6 Amendments in Writing. This Agreement only can be amended by a writing executed in accordance with Section 15.1.

         16.7 Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

         16.8 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Borrower or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of Borrowers automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

         16.9 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

         16.10 Parent as Agent for Borrowers. Each Borrower hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for all Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until Lender shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Lender with all notices with respect to Advances and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender shall not incur liability to any Borrower as a result thereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce Lender to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify Lender and hold Lender harmless against any and all liability, expense, loss or claim of damage or injury, made against Lender by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of Borrowers as herein provided, (b) Lender's relying on any instructions of the Administrative Borrower, or (c) any other action taken by Lender hereunder or under the other Loan Documents, except that Borrowers will have no liability to the relevant Lender-Related Person under this Section
16.10 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Lender-Related Person.

                           [Signature page to follow.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                                          KROLL INC., an Ohio
                                          corporation, as a Borrower


                                          By: /s/
                                              --------------------------
                                          Title:


                                          KROLL BACKGROUND AMERICA,
                                          INC., a Tennessee corporation,
                                          as a Borrower


                                          By: /s/
                                              --------------------------
                                          Title:


                                          KROLL INFORMATION SERVICES,
                                          INC., a Delaware corporation,
                                          as a Borrower


                                          By: /s/
                                              --------------------------
                                          Title:


                                          KROLL ASSOCIATES, INC., a
                                          Delaware corporation, as a
                                          Borrower


                                          By: /s/
                                              --------------------------
                                          Title:


                                          KROLL LABORATORY SPECIALISTS,
                                          INC., a Louisiana
                                          corporation, as a Borrower

                                          By: /s/
                                              --------------------------
                                          Title:

                                          KROLL LINDQUIST AVEY, INC., a
                                          Texas corporation, as a
                                          Borrower


                                          By: /s/
                                              --------------------------
                                          Title:


                                          KROLL CRISIS MANAGEMENT
                                          GROUP, INC., a Virginia
                                          corporation, as a Borrower


                                          By: /s/
                                              --------------------------
                                          Title:


                                          KROLL SCHIFF & ASSOCIATES,
                                          INC., a Texas corporation, as
                                          a Borrower


                                          By: /s/
                                              --------------------------
                                          Title:


                                          FINANCIAL RESEARCH, INC., a
                                          Pennsylvania corporation, as
                                          a Borrower


                                          By: /s/
                                              --------------------------
                                          Title:


                                          CORPLEX, INC., a New York
                                          corporation, as a Borrower


                                          By: /s/
                                              --------------------------
                                          Title:

                                          INPHOTO SURVEILLANCE, INC.,
                                          an Illinois corporation, as a
                                          Borrower


                                          By: /s/
                                              --------------------------
                                          Title:


                                          FOOTHILL CAPITAL CORPORATION,
                                          a California corporation, as
                                          Lender


                                          By: /s/
                                              --------------------------
                                          Title:

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

1.    DEFINITIONS AND CONSTRUCTION...........................................1
   1.1  Definitions..........................................................1
   1.2  Accounting Terms....................................................25
   1.3  Code................................................................25
   1.4  Construction........................................................26
   1.5  Schedules and Exhibits..............................................26

2.    LOAN AND TERMS OF PAYMENT.............................................26
   2.1  Revolver Advances...................................................26
   2.2  [Intentionally Omitted.]............................................27
   2.3  Borrowing Procedures and Settlements................................27
   2.4  Payments............................................................27
   2.5  Overadvances........................................................29
   2.6  Interest Rates and Letter of Credit Fee: Rates, Payments, and
        Calculations........................................................29
   2.7  Cash Management.....................................................30
   2.8  Crediting Payments; Float Charge....................................31
   2.9  Designated Account..................................................32
   2.10 Maintenance of Loan Account; Statements of Obligations..............32
   2.11 Fees................................................................32
   2.12 Letters of Credit...................................................33
   2.13 LIBOR Option........................................................36
   2.14 Capital Requirements................................................38
   2.15 Joint and Several Liability of Borrowers............................38

3.    CONDITIONS; TERM OF AGREEMENT.........................................41
   3.1  Conditions Precedent to the Closing Date............................41
   3.2  Conditions Subsequent to the Closing Date...........................45
   3.3  Conditions Precedent to all Extensions of Credit (Including the
        Initial Extension of Credit)........................................45
   3.4  Term................................................................46
   3.5  Effect of Termination...............................................46
   3.6  Early Termination by Borrowers......................................47

4.    CREATION OF SECURITY INTEREST.........................................47
   4.1  Grant of Security Interest..........................................47
   4.2  Negotiable Collateral...............................................47
   4.3  Collection of Accounts, General Intangibles, and Negotiable
        Collateral..........................................................48
   4.4  Delivery of Additional Documentation Required.......................48
   4.5  Power of Attorney...................................................48
   4.6  Right to Inspect....................................................49
   4.7  Control Agreements..................................................49

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5.    REPRESENTATIONS AND WARRANTIES........................................49
   5.1  No Encumbrances.....................................................50
   5.2  Eligible Accounts...................................................50
   5.3  Inventory...........................................................50
   5.4  Equipment...........................................................51
   5.5  Location of Equipment...............................................51
   5.6  Location of Chief Executive Office; FEIN............................51
   5.7  Due Organization and Qualification; Subsidiaries....................51
   5.8  Due Authorization; No Conflict......................................52
   5.9  Litigation..........................................................52
   5.10 No Material Adverse Change..........................................53
   5.11 Fraudulent Transfer.................................................53
   5.12 Employee Benefits and Plans.........................................53
   5.13 Environmental Condition.............................................53
   5.14 Brokerage Fees......................................................54
   5.15 Intellectual Property...............................................54
   5.16 Leases..............................................................54
   5.17 DDAs................................................................54
   5.18 Complete Disclosure.................................................55
   5.19 [Intentionally Omitted.]............................................55
   5.20 Eligible Unbilled Accounts..........................................55
   5.21 Indebtedness........................................................56
   5.22 Taxes and Payments..................................................56
   5.23 Regulation U........................................................56
   5.24 Permits, Etc........................................................57
   5.25 Employee and Labor Matters..........................................57
   5.26 Customers and Suppliers.............................................57

6.    AFFIRMATIVE COVENANTS.................................................57
   6.1  Accounting System...................................................57
   6.2  Collateral Reporting................................................58
   6.3  Financial Statements, Reports, Certificates.........................59
   6.4  [Intentionally Omitted.]............................................61
   6.5  Return..............................................................61
   6.6  Maintenance of Properties...........................................61
   6.7  Taxes...............................................................62
   6.8  Insurance...........................................................62
   6.9  Location of Equipment...............................................63
   6.10 Compliance with Laws................................................63
   6.11 Leases..............................................................63
   6.12 Brokerage Commissions...............................................64
   6.13 Existence...........................................................64
   6.14 Environmental.......................................................64
   6.15 Employee Benefits...................................................64
   6.16 Disclosure Updates..................................................65
   6.17 Real Estate.........................................................65


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7.    NEGATIVE COVENANTS....................................................66
   7.1  Indebtedness........................................................66
   7.2  Liens...............................................................67
   7.3  Restrictions on Fundamental Changes.................................67
   7.4  Disposal of Assets..................................................67
   7.5  Change Name.........................................................67
   7.6  Nature of Business..................................................68
   7.7  Prepayments and Amendments..........................................68
   7.8  Consignments........................................................68
   7.9  Distributions.......................................................68
   7.10 Accounting Methods..................................................69
   7.11 Investments.........................................................69
   7.12 Transactions with Affiliates........................................69
   7.13 Suspension..........................................................70
   7.14 Compensation........................................................70
   7.15 Use of Proceeds.....................................................70
   7.16 Change in Location of Chief Executive Office; Equipment with
        Bailees.............................................................70
   7.17 Securities Accounts.................................................70
   7.18 [Intentionally Omitted.]............................................71
   7.19 Financial Covenants.................................................71
   7.20 No Benefit Plans....................................................71
   7.21 No Inventory........................................................71

8.    EVENTS OF DEFAULT.....................................................71

9.    LENDER'S RIGHTS AND REMEDIES..........................................74
   9.1  Rights and Remedies.................................................74
   9.2  Remedies Cumulative.................................................77

10.   TAXES AND EXPENSES....................................................77

11.   WAIVERS; INDEMNIFICATION..............................................77
   11.1 Demand; Protest; etc................................................77
   11.2 Lender's Liability for Collateral...................................78
   11.3 Indemnification.....................................................78

12.   NOTICES...............................................................79

13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER............................80

14.   ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS............................80
   14.1 Assignments and Participations......................................80
   14.2 Successors..........................................................82


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15.   AMENDMENTS; WAIVERS...................................................82
   15.1 Amendments and Waivers..............................................82
   15.2 No Waivers; Cumulative Remedies.....................................83

16.   GENERAL PROVISIONS....................................................83
   16.1  Effectiveness......................................................83
   16.2  Section Headings...................................................83
   16.3  Interpretation.....................................................83
   16.4  Severability of Provisions.........................................83
   16.5  Withholding Taxes..................................................83
   16.6  Amendments in Writing..............................................84
   16.7  Counterparts; Telefacsimile Execution..............................85
   16.8  Revival and Reinstatement of Obligations...........................85
   16.9  Integration........................................................85
   16.10 Parent as Agent for Borrowers......................................85


                             SCHEDULES AND EXHIBITS

Schedule G  ..................Material Subsidiaries
Schedule P-1..................Permitted Liens
Schedule R-1..................Real Property Collateral
Schedule 2.7(a)...............Cash Management Banks
Schedule 5.5..................Locations of Equipment
Schedule 5.6..................Chief Executive Office; FEIN
Schedule 5.7(b)...............Capitalization of Borrowers
Schedule 5.7(c)...............Capitalization of Borrowers' Subsidiaries
Schedule 5.9..................Litigation
Schedule 5.12.................Benefit Plans
Schedule 5.13.................Environmental Matters
Schedule 5.15.................Intellectual Property
Schedule 5.17.................Demand Deposit Accounts
Schedule 5.21.................Permitted Indebtedness
Schedule 7.12.................Transactions with Affiliates

Exhibit A-1 ..................Form of Borrowing Base Certificate
Exhibit B-1 ..................Form of Compliance Certificate
Exhibit L-1 ..................Form of LIBOR Notice



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